MASTER CONTRIBUTION AGREEMENT

THIS MASTER CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of April 1, 2011 by and among SUN COMMUNITIES, INC., a Maryland corporation (“SCI”), SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership (“SCOLP” and, together with SCI, the “Sun Group”), and KENTLAND CORPORATION, a Michigan corporation (“KC”), WILBUR A. LETTINGA, WILLIAM B. LETTINGA and MICHAEL LETTINGA (collectively with KC, the “Principals”).

RECITALS:

A.           The Principals, through one or more other entities controlled by the Principals, own (i) a controlling interest in fourteen (14) limited partnerships which are identified herein as the “Kentland Partnerships”, (ii) a controlling interest in four (4) limited liability companies which are identified herein as the “Kentland LLCs”, and (iii) a controlling interest in Pinebrook Village Mobile Home Park, Inc. (“Pinebrook Village”);

B.           The Kentland Partnerships, the Kentland LLCs and Pinebrook Village (collectively, the “Project Entities”) own eighteen (18) manufactured home communities and one (1) recreational vehicle community (collectively the “Communities”).

C.           The Principals desire to contribute, or cause the contribution of, the equity interests of the Project Entities to SCOLP, and SCOLP, through one or more of its affiliates, desires to accept the contribution of the equity interests of the Project Entities, in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.           Definitions

Capitalized terms used but not otherwise defined herein shall have the following meanings:

(a)           “Assumed Debt” means all indebtedness either secured by first mortgage liens on the Communities or otherwise pertaining to the Communities as of the Closing, as set forth on the attached Exhibit B.

(b)           “Code” means the Internal Revenue Code of 1986, as amended.

(c)           “GAAP” means United States generally accepted accounting principles as in effect from time to time.

(d)           “Governmental Authority” means any United States federal, national, state, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

(e)           “Issue Price” means the initial price per Unit as defined in the amendment to Partnership Agreement attached as Exhibit I.

(f)           “Partnership Agreement” means the Second Amended and Restated Limited Partnership Agreement of SCOLP, as amended.

               (g)           “Preferred OP Units” means Series A-1 Preferred OP Units in SCOLP, with the rights, preferences and other terms set forth in the Partnership Agreement (it being understood among the parties that the applicable rate of preferred return on the Preferred OP Units increases from 5% to 6% in the third year in order to address the Principals’ concern with rising interest rates in the future).

(h)           “SEC” means the United States Securities and Exchange Commission

(i)           “Straddle Period” means any Tax period that begins on or before and ends after the date of Closing.

(j)           “Tax” or “Taxes” means any and all federal, state, local or foreign taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, including, without limitation, income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, together with any interest, penalties, and additions to tax imposed with respect thereto.

(k)           “Tax Returns” means any and all returns, reports and forms (including elections, declarations, amendments, schedules, information returns or attachments thereto) required to be filed with a taxing authority with respect to Taxes.

2.           Ownership of the Communities

2.1           The Communities and the Project Entities

The Principals confirm that the names of the Communities, their locations, number of sites, and the Project Entities which own them are set forth respectively in the following table:

Community	Location/Sites	Project Entity
Apple Carr Village	Muskegon, Michigan 529 sites	Apple-Carr Village Mobile Home Park Limited Partnership
Brookside Village	Kentwood, Michigan 196 sites	Brookside Village Mobile Home Park Limited Partnership
Cider Mill Village	Middleville, Michigan 258 sites	Cider Mill Village Mobile Home Park Limited Partnership
Country Hills Village	Jamestown, Michigan 239 sites	Country Hills Village Mobile Home Park Limited Partnership
Country Meadows Village	Caledonia, Michigan 307 sites	Country Meadows Village Mobile Home Park, LLC
Dutton Mill Village	Caledonia, Michigan 307 sites	Dutton Mill Village Limited Partnership

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Community	Location/Sites	Project Entity
Hickory Hills Village	Battle Creek, Michigan 283 sites	Hickory Hills Village Limited Partnership
Hidden Ridge RV Park	Hopkins, Michigan 281 sites	Hidden Ridge An RV Community, LLC
Holiday West Village	Holland, Michigan 341 sites	Holiday West Village Mobile Home Park Limited Partnership
Leisure Village	Belmont, Michigan 237 sites	Leisure Village Mobile Home Park
Oak Island Village	East Lansing, Michigan 250 sites	Oak Island Village Mobile Home Park Limited Partnership
Orchard Hills Village	Fennville, Michigan 167 sites	Orchard Hills Village Mobile Home Park Limited Partnership
Pinebrook Village	Grand Rapids, Michigan 185 sites	Pinebrook Village Mobile Home Park, Inc.
Southwood Village	Grand Rapids, Michigan 394 sites	Southwood Village Mobile Home Park, II, A Limited Partnership
Sycamore Village	Mason, Michigan 396 sites	Sycamore Village Mobile Home Park Limited Partnership
Tamarac Village	Ludington, Michigan 292 sites	Tamarac Village Mobile Home Park Limited Partnership
Warren Dunes Village	Bridgman, Michigan 188 sites	Warren Dunes Village MHP, LLC
Waverly Shores Village	Holland, Michigan 326 sites	Waverly Shores Village Mobile Home Park Limited Partnership
Windsor Woods Village	Wayland, Michigan 314 sites	Windsor Woods Village Mobile Home Park Limited Partnership

2.2           Ownership Structure

The Principals confirm that Exhibit A sets forth, in diagrammatic form, the ownership structure of each of the Communities.

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3.           Acquisition and Conveyance

3.1           Pre-Closing Restructuring

(a)           Prior to the Closing (as defined below), the Principals shall cause all of the partnership interests in each Kentland Partnership (both general and limited partnership interests) to be contributed to a newly created Michigan limited liability company (a “Holding Company”), in exchange for membership interests in such Holding Company.  One or more of the general partners(s) of a Kentland Partnership shall become the managers of the resulting Holding Company.  For instance, the partnership interests in Apple-Carr Village Mobile Home Park Limited Partnership shall be contributed to a Holding Company by the name of Apple Carr Village MHP Holding Company #1, LLC and Wilbur A. Lettinga shall be a manager of such new entity.  As a result of such restructuring, each Kentland Partnership will become a wholly owned subsidiary of a Holding Company.  Concurrently with such restructuring, the Principals shall cause Articles of Organization and Certificates of Conversion to be filed with the Michigan Department of Energy, Labor & Economic Growth for each Kentland Partnership, converting such entity into a Michigan limited liability company with the same or substantially similar name as the former limited partnership.

(b)           Prior to the Closing, the Principals shall cause all of the membership interests in each Kentland LLC to be contributed to a Holding Company in exchange for membership interests in such Holding Company.  As a result of such restructuring, each Kentland LLC will become a wholly owned subsidiary of a Holding Company.

(c)           Prior to the Closing, the Principals shall cause all of the shares of capital stock of Pinebrook Village to be contributed to Pinebrook Parent, Inc., a newly formed Michigan corporation (“Pinebrook Parent”), in exchange for shares of capital stock of Pinebrook Parent.  The Principals shall cause Pinebrook Parent to elect to be treated as a Subchapter S Corporation under the Code, and shall cause Pinebrook Village to elect status as a Qualified Subchapter S Subsidiary under the Code.  Immediately after such restructuring, the Principals shall cause Articles of Organization and a Certificate of Conversion (or other appropriate document) to be filed with the Michigan Department of Energy, Labor & Economic Growth converting Pinebrook Village into a Michigan limited liability company with the same or substantially similar name.

(d)           Prior to the Closing, the Principals shall assign and transfer to a separate limited liability company for the account of the Principals and the appropriate investors all cash, cash equivalents and miscellaneous accounts receivable (other than the MH Loans) held by the Kentland Partnerships, the Kentland LLCs and/or Pinebrook Village; provided, however, that such entities shall retain the cash necessary to satisfy their obligations under Section 6.1 of their respective Contribution Agreements (as defined below).

3.2           Contribution of Membership Interests

(a)           At the Closing, the Principals shall contribute, or cause to be contributed, to SCOLP, and SCOLP shall accept the contribution of, all of the membership interests in each of the Holding Companies (collectively, the “Membership Interests-Holding Companies”) in accordance with the terms of the Contribution Agreements.

(b)           At the Closing, the Principals shall contribute, or cause to be contributed to, SCOLP, and SCOLP shall accept the contribution of, all of the membership interests in Pinebrook Village held by Pinebrook Parent (the “Membership Interests-Pinebrook”) in accordance with the terms of the applicable Contribution Agreement.

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4.           Agreed Value for the Contribution of Equity Interests

4.1           Agreed Value

(a)           The total agreed value (the “Agreed Value”) for the contribution of the Membership Interests-Holding Companies and the Membership Interests-Pinebrook (collectively, the “Contributed Property”) shall be an amount equal to One Hundred Thirty Eight Million Dollars ($138,000,000.00) less the amount of the debt on the Principals’ West Olive Village community as of the Closing.

(b)           The parties acquiring the Contributed Property (the “Acquiring Parties”) shall pay the Agreed Value to the parties who own the Contributed Property (the “Conveying Parties”), as follows:

(1)           SCOLP shall effectively assume the outstanding principal amount (exclusive of assumption fees and expenses) of all Assumed Debt by owning the Membership Interests-Holding Companies and Membership Interests-Pinebrook; and

(2)           The balance of the Agreed Value shall be paid in the form of Preferred OP Units with an aggregate Issue Price equal to that sum.

4.2           Allocation of Net Consideration

The Agreed Value shall be allocated among the Project Entities as set forth in the individual Contribution Agreements and as further allocated among real property, personal property and goodwill as set forth in the individual Contribution Agreements.

4.3           Closing Adjustments and Prorations

The amount of Agreed Value to be paid or delivered at Closing shall be increased or decreased, as appropriate, by the prorations and adjustments provided for in the Contribution Agreements.

5.           Contribution Agreements

5.1           Contribution Agreements

Within fourteen (14) days after the execution and delivery of this Agreement, the Conveying Parties and the Acquiring Parties shall enter into Contribution Agreements substantially in the form of Exhibit C, providing for the contribution of the Membership Interests-Holding Companies and Membership Interests-Pinebrook, as applicable (collectively, the “Contribution Agreements”).

5.2           Transactions are “All or None”

Each Contribution Agreement constitutes a separate contract which is independent of this Agreement and the other Contribution Agreements, and no party to any such Contribution Agreement shall have any liability under this Agreement or any other Contribution Agreement unless such party is also a party thereto.  No Acquiring Party may exercise any right to terminate a Contribution Agreement unless all Acquiring Parties terminate all Contribution Agreements, and no Conveying Party may exercise any right to terminate a Contribution Agreement unless all Conveying Parties terminate all Contribution Agreements. Each Contribution Agreement shall contain a provision consistent with this Section 5.2, and the Principals and the Sun Group,

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respectively, will exercise, or cause to be exercised, the termination rights of the Conveying Parties and the Acquiring Parties consistent herewith and therewith.

6.           Representations and Warranties

6.1           Representations and Warranties of Principals

The Principals, jointly and severally, hereby represent and warrant to the Sun Group as of the date hereof, and as of the Closing Date, the following with the understanding that each of the representations and warranties are material and have been relied on by the Sun Group in connection herewith:

(a)           Each of the Project Entities has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of the State of Michigan or, in the case of Warren Dunes Village MHP, LLC, the State of Delaware, and has the power and authority to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement and each of the Contribution Agreements to which it is a party or by which it is bound.

(b)           Subject to execution of appropriate mortgage assumption documents, neither the performance of the Principals’ obligations hereunder nor the performance of the Conveying Parties’ obligations under the Contribution Agreements, including, without limitation, the conveyance of the Contributed Property as herein and therein contemplated, violates or will violate (i) any constituent documents of a Principal and/or a Project Entity, (ii) any contract, agreement or instrument to which a Principal and/or a Project Entity is a party or bound, or (iii) any applicable law, regulation, ordinance, order or decree.

(c)           This Agreement is the legal, valid and binding obligation of each of the Principals, enforceable against each in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles.  The Principals have full right, power and authority to enter into this Agreement and to carry out the transactions contemplated herein.  Each person who executes this Agreement and other documents and instruments in connection herewith for or on behalf of a Principal has or will have due power and authority to so act.

(d)           Since December 31, 2009, there has been no material adverse change in the financial condition, properties, assets, liabilities, operations or business of any Project Entity, nor has any other event, fact, condition or claim occurred or been threatened which has or may reasonably be expected to have a material adverse effect on the financial condition, properties, assets, liabilities, business, operations or prospects of any Project Entity.

(e)           There are no claims, actions, suits, arbitrations, inquiries or proceedings pending, or, to the Knowledge of the Principals, threatened, against a Project Entity or involving any of the Contributed Property or any Community before any Governmental Authority, including, without limitation, claims by any partners, members, stockholders or creditors against any of them or against any Community, or claims questioning the validity of this Agreement, the transactions it contemplates, or any action taken or to be taken pursuant to its terms.

(f)           All foreign, United States federal, state and material local Tax Returns required to have been filed by or with respect to the Project Entities or the Contributed Property have been timely filed (taking into account any extension of time to file granted or obtained), and all such Tax Returns are correct and complete in all material respects. All Taxes due and payable by the Project Entities or with respect to the Contributed Property have been paid or will be

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timely paid when due.  No deficiency for any Tax has been asserted or assessed by a Governmental Authority in writing against the Project Entities or with respect to the Contributed Property that has not been satisfied by payment, settled or withdrawn.

(g)           The owners of the Project Entities are specified on the attached Exhibit A and, to the knowledge of the Principals, no other individual or entity has any ownership rights (beneficial, record or otherwise) in or to the Project Entities.  The Holding Companies and Pinebrook Parent are simply holding companies that have never conducted any business operations and own no assets other than equity interests in the Project Entities and Pinebrook Village.

(h)           The Principals have previously furnished, or made available, to the Sun Group a true, correct and complete copy of each constituent document or agreement of the Project Entities.

(i)           The attached Exhibit D sets forth a correct and complete list of each document, agreement or instrument relating to the Assumed Debt, including, without limitation, all promissory notes, mortgages, security agreements and assignments of leases and rentals.

(j)           Any redemption or purchase of equity interests in a Project Entity by, or at the direction of, the Principals was completed in accordance with all applicable federal and state securities laws and the transferring partner/member/shareholder received, or had access to, all information necessary to make an informed investment decision.

(k)           Each of the Principals and each of the Conveying Parties is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”).

(l)           Each of the Principals is acquiring the Preferred OP Units for its own account and not with a view to any distribution or resale thereof in violation of any securities law.  Each of the Principals acknowledges that it has received, or has had full access to, all information which it considers necessary or advisable to enable it to make a decision concerning its acquisition of the Preferred OP Units, provided that the foregoing shall not limit or otherwise affect the rights or remedies of any Principal hereunder with respect to the breach of any representations, warranties, covenants or agreements of any member of the Sun Group contained herein.  Each of the Principals further acknowledges that the Preferred OP Units have not been registered under the 1933 Act or under the securities laws of any other jurisdiction, and therefore may not be resold unless they are subsequently registered under the 1933 Act and any applicable state blue sky law or an exemption from registration is available under the 1933 Act and any applicable state blue sky law.

(m)           The information concerning the Principals, the Project Entities and the Communities set forth in this Agreement and any certificate furnished or to be furnished to the Sun Group pursuant hereto or any Contribution Agreement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were made, not misleading.

For purposes of this Agreement the term “to the knowledge of the Principals” and similar phrases shall mean to the actual knowledge of the Principals after reasonable inquiry under the circumstances.  All of the foregoing representations and warranties shall be deemed to be reaffirmed as of the Closing Date unless prior to the Closing the Principals deliver written notice to the contrary to the Sun Group.

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6.2           Representations and Warranties of Sun Group

SCI and SCOLP, jointly and severally, hereby represent and warrant to the Principals as of the date hereof, and as of the Closing Date, the following with the understanding that each of the representations and warranties are material and have been relied on by the Principals in connection herewith:

(a)           SCI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, and has the corporate power and authority to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement and each of the Contribution Agreements to which it is a party or by which it is bound.

(b)           SCOLP has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Michigan and has the power and authority to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement and each of the Contribution Agreements to which it is a party or by which it is bound.

(c)            Neither this Agreement nor the performance of the Sun Group’s obligations hereunder violates or will violate (i) any constituent documents of the Sun Group, (ii) any contract, agreement or instrument to which SCI and/or SCOLP is a party or bound, or (iii) any applicable law, regulation, ordinance, order or decree.

(d)           This Agreement has been duly authorized, executed and delivered by each member of the Sun Group and constitutes the legal, valid and binding obligation of each such member, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles.

(e)           The Sun Group has previously furnished, or made available, to the Principals a true, correct and complete copy of SCOLP’s Second Amended and Restated Limited Partnership, together with all amendments (other than those amendments that simply change the information set forth in Exhibit A attached thereto).

(f)           SCI has been and is organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and its method of operation has at all times enabled SCI to qualify as a REIT under the Code, and SCI intends to continue to so qualify.

(g)           SCI and SCOLP have made available to the Principals (by public filing with the SEC or otherwise) a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by SUI with the SEC since January 1, 2009 (the "SEC Documents").  The SEC Documents were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by SUI under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder since January 1, 2009. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later SEC Documents

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filed and publicly available prior to the Closing.  The consolidated financial statements of SUI and SCOLP included in the SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly presented, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of SUI and SCOLP, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of SUI and SCOLP for the periods presented therein.

(h)           The authorized capital stock of SUI and the shares thereof issued and outstanding are as set forth in the SEC Documents as of the dates reflected therein.  All of the outstanding shares of Common Stock of SUI have been duly authorized and validly issued, and are fully paid and nonassessable.

(i)           Except as disclosed in the SEC Documents, there are no claims, actions, suits, arbitrations, inquiries or proceedings pending, or, to the actual knowledge of any executive officer of SUI, threatened, against SUI or SCOLP before any Governmental Authority that could reasonably be expected to have a material adverse effect on the financial condition, properties, assets, liabilities, business, operations or prospects of the Sun Group.

(j)           SCOLP is acquiring the Membership Interests-Holding Companies and Membership Interests-Pinebrook from the applicable owners thereof for its own account and not with a view to any distribution or resale thereof in violation of any securities law.  SCOLP acknowledges that it has received, or had access to all information which it considers necessary or advisable to enable it to make a decision concerning its purchase of the Membership Interests-Holding Companies and Membership Interests-Pinebrook, provided that the foregoing shall not limit or otherwise affect the rights or remedies of any member of the Sun Group hereunder with respect to the breach of any representations, warranties, covenants or agreements of any Principal or Project Entity contained herein.  SCOLP further acknowledges that the Membership Interests-Holding Companies and Membership Interests-Pinebrook have not been registered under the 1933 Act or under the securities laws of any other jurisdiction, and therefore may not be resold unless they are subsequently registered under the 1933 Act and any applicable state blue sky law or an exemption from registration is available under the 1933 Act and any applicable state blue sky law.

(k)           The information concerning the Sun Group and each member thereof set forth in this Agreement and any certificate furnished or to be furnished to the Principals or the Project Entities pursuant hereto or any Contribution Agreement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were made, not misleading.

All of the foregoing representations and warranties shall be deemed to be reaffirmed as of the Closing Date unless prior to the Closing the Sun Group delivers written notice to the contrary to the Principals.

7.           Covenants

7.1           Covenants of Principals

In addition to their other obligations under this Agreement, the Principals covenant and agree to and with the Sun Group as follows:

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(a)           Subject to the satisfaction of the specific conditions to the obligations of the Conveying Parties set forth in the Contribution Agreements, the Principals shall cause, and shall take all actions reasonably necessary to cause, the Conveying Parties to perform their respective obligations and agreements and shall not take any action, or permit any Conveying Party to take any action, impairing the ability of the Conveying Parties to satisfy all conditions to consummation of the transactions contemplated herein and therein, all as set forth in the Contribution Agreements.

(b)           The Principals shall promptly give the Sun Group notice of any event or condition which causes, or may be reasonably anticipated to cause (i) any representation or warranty made by the Principals herein or by any Conveying Party under any Contribution Agreement to be untrue in any material respect, (ii) any change in the residence of any Principal or the status of any Principal as an “accredited investor,” or (iii) any prohibition against or impairment of the performance of any obligation or satisfaction of any condition to be performed or satisfied by any Conveying Party under any Contribution Agreement.

(c)           The Principals shall not cause, permit or suffer any change in ownership or control of any of the Conveying Parties or any change in the agreements and instruments governing such Conveying Parties, without the prior written consent of SCOLP, which shall not be unreasonably withheld.

(d)          From the date hereof through May 31, 2011 (or such later date as the parties may specify), the Principals shall not, and shall not permit their officers, directors, equity holders, advisors or representatives (including, without limitation, Robert W. Baird & Co.) to, directly or indirectly, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person or entity (other than the Sun Group) relating to the subject matter of this Agreement or the sale, recapitalization, liquidation, financing, acquisition or similar transaction of, involving or relating to all or any portion of the Contributed Property (other than in the ordinary course of business).  The Principals shall promptly notify the Sun Group regarding any contact between the Principals or their respective representatives and any person or entity regarding any such offer or proposal.

7.2           Joint Covenant of Principals and Sun Group.

(a)           Having been appropriately advised by their respective legal and tax counsel, the Principals, SCI and SCOLP mutually agree that the contribution of the Membership Interests-Holding Companies will be treated by all parties as a contribution to the capital of SCOLP in exchange for the Preferred OP Units and, as such, is not intended  to be a taxable sale or exchange of partnership interests with respect to the owners of such interests for U.S. federal income tax purposes and applicable state income tax purposes.  No party shall take a position on any U.S. federal income tax return or applicable state income tax return inconsistent with this treatment.   In addition, the Principals, SCI and SCOLP agree that the closing of each Holding Company’s taxable year shall be the date of contribution for U.S. federal income tax purposes and applicable state income tax purposes.

(b)           The Principals, SCI and SCOLP further acknowledge that the Taxes related to the portion of a Straddle Period with respect to the Project Entities ending on the Closing Date shall: (A) in the case of any real, personal and intangible ad valorem property Taxes (“Property Taxes”), be allocated in the manner described in Section 6.1 of the respective Contribution Agreements and (B) in the case of any Taxes other than Property Taxes be computed as if such taxable period ended as of the close of business on the date of Closing.

(c)          The Principals shall prepare and file all Tax Returns for the activities of each of the Holding Companies and Project Entities for any taxable period that ends on or before

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the date of Closing (the “Pre-Closing Date Tax Returns”) in a manner consistent with past practices and shall remit the Taxes shown as owing on such Pre-Closing Date Tax Returns in a due and timely manner.  The Principals shall submit such Pre-Closing Date Tax Returns to SCOLP at least ten (10) business days prior to the date such Pre-Closing Date Tax Returns are due (inclusive of all allowable extensions).  The Principals shall give due consideration to such changes as SCOLP reasonably requests and shall not file any Pre-Closing Date Tax Returns without SCOLP’s consent (which shall not be unreasonably withheld, conditioned or delayed).

(d)           SCOLP shall prepare and duly and timely file or cause to be duly and timely filed all Tax Returns for the activities of each of the Holding Companies and Project Entities for which the Principals do not have preparation and filing responsibility pursuant to this Section 7.2 (“Post-Closing Date Tax Returns”).  SCOLP shall provide the Principals with a copy of any Post-Closing Date Tax Return to be filed by or with respect to the Holding Companies or the Project Entities for any Straddle Period at least ten (10) business days prior to the date such Post-Closing Date Tax Return for a Straddle Period is due (inclusive of all allowable extensions).  SCOLP shall give due consideration to such changes as the Principals’ reasonably request and shall not file any Post-Closing Date Tax Returns  covering a Straddle Period without the Principals’ consent (which shall not be unreasonably withheld, conditioned or delayed).

7.3           Publicity

In addition to their other obligations under this Agreement, the Principals and the Sun Group, respectively, covenant and agree with each other that prior to the Closing, none of the Principals or the Sun Group or any of their respective affiliates, representatives or agents shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the public without the prior consent of the other party.  This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any governmental entity, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.  The parties hereto shall mutually agree on the substance of any press releases concerning either the execution of this Agreement or the consummation of the transactions contemplated hereby to be disseminated to the public by the Principals or the Sun Group, or their representatives or agents on or about the date of the execution of this Agreement or on the Closing Date, as the case may be.

7.4           Indemnification of the Principals and the Conveying Parties

SCI and SCOLP, jointly and severally, shall indemnify, defend and hold harmless the Principals and their respective successors, assigns, constituent members and partners, employees, agents and representatives from and against any and all claims, penalties, damages, liabilities, actions, causes of action, costs and expenses (including reasonable attorneys’ fees and costs) arising out of, as a result of or as a consequence of any breach by the Sun Group of any of their representations, warranties, or obligations set forth herein or in any other document or instrument delivered by the Sun Group in connection with the consummation of the transactions contemplated herein.

7.5           Indemnification of the Sun Group

    The Principals, jointly and severally, shall indemnify, defend and hold harmless the members of the Sun Group and their respective successors, assigns, constituent members and partners, employees, agents and representatives from and against any and all claims, penalties, damages, liabilities, actions, causes of action, costs and expenses (including reasonable attorneys’ fees and costs) arising out of, as a result of or as a consequence of: (a) any breach by

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the Principals of any of their representations, warranties, or obligations set forth herein or in any other document or instrument delivered by the Principals in connection with the consummation of the transactions contemplated herein; and/or (b) any Fixed Claim (as defined in the Contribution Agreements) resulting from fraud or material misrepresentation, an Undisclosed Tax Liability Representation (as defined in the Contribution Agreements), a Title Representation (as defined in the Contribution Agreements) or a Failure to Perform (as defined in the Contribution Agreements).  Any payment due by the Principals pursuant to this Section 7.5 shall be made or satisfied from the following sources and in the following order of priority: (a) first, from the Preferred OP Units in accordance with the terms of the Contribution Agreements; and (b) second, any remaining deficiency shall be paid by the Principals, jointly and severally.

7.6           Remedies for Failure to Close

(a)           In the event (i) all or any of the Principals shall fail to perform their obligations under Section 3 or any of their obligations to close the transactions contemplated hereunder and all conditions then required hereunder for such obligation to perform shall have been satisfied, or waived by them, or (ii) any Conveying Party shall fail to perform any of its obligations to close the transactions contemplated by its respective Contribution Agreement and all conditions then required thereunder for such obligations to perform shall have been satisfied, or waived by it, the Sun Group and the Acquiring Parties, at their option and as their sole and exclusive remedies, shall be entitled to: (A) terminate this Agreement and the Contribution Agreements by written notice delivered to the Principals and recover from the Principals, as liquidated damages, the aggregate sum of One Million Dollars ($1,000,000.00), for such failure to close the transactions under this Agreement and the Contribution Agreements, and thereafter neither any Principal, any Conveying Party, any member of the Sun Group or any Acquiring Party shall have any further or other liability hereunder or under any Contribution Agreement, except to the extent expressly provided herein and therein; or (B) waive the default and proceed to consummate the transactions described in this Agreement and the Contribution Agreements.

(b)           In the event (i) the Sun Group and the Acquiring Parties do not elect to terminate this Agreement and the Contribution Agreements as permitted herein and therein, and (ii) all conditions then required hereunder for the obligation of the Acquiring Parties to acquire the Contributed Property pursuant to the Contribution Agreements have been satisfied, or waived by, the Acquiring Parties, and thereafter the Sun Group and the Acquiring Parties fail to perform their obligations under Section 3 or any of their obligations to close the transactions contemplated by this Agreement or the respective Contribution Agreements, the Principals and the Conveying Parties, as their sole and exclusive remedies, shall be entitled to terminate this Agreement and the Contribution Agreements by written notice delivered to the Sun Group and recover from the Sun Group, as liquidated damages, the aggregate sum of One Million Dollars ($1,000,000.00), for such failure to close the transactions under this Agreement and any and all of the Contribution Agreements, and thereafter neither any Principal, any Conveying Party, any member of the Sun Group or any Acquiring Party shall have any further or other liability hereunder or under any Contribution Agreement, except to the extent expressly provided herein and therein.

(c)           Each Principal, for itself, and on behalf of each Conveying Party, and each member of the Sun Group expressly (i) waives any and all other rights or remedies available to it by reason of any such failure to perform by any other party, whether arising at law, in equity, or otherwise (including, without limitation, any right to a suit for damages (other than liquidated damages as provided above) and (ii) agrees that the actual damages which might be incurred by the Sun Group and the Acquiring Parties or the Principals and the Conveying Parties, as applicable, by reason of any such failure to perform, are and would be difficult or impossible to ascertain and that the applicable amount specified above is a fair and reasonable estimate of such damages.

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8.           Closing Conditions

8.1           Conditions to Sun Group’s Obligation to Close

The Sun Group’s obligations to acquire the Contributed Property pursuant to this Agreement and the Contribution Agreements are subject to satisfaction of each of the following conditions:

(a)           All other conditions to the Sun Group’s obligations under this Agreement and the Contribution Agreements shall have been timely satisfied or shall have been waived in writing by the party whose obligations are conditioned thereby.

(b)           The representations and warranties of the Principals and the Conveying Parties in this Agreement and the Contribution Agreements shall have been true and correct when made and shall be true and correct, in all material respects, at the Closing, except that any such representations and warranties which expressly relate to another date shall be true and correct as of such other date.

(c)           The Principals and the Conveying Parties shall have timely complied with and performed, in all material respects, all their covenants and other obligations set forth in this Agreement and in the Contribution Agreements which are to be performed at or prior to the Closing.

(d)           There shall have been no termination of any of the Contribution Agreements.

(e)           No action, suit, proceeding or investigation shall have been instituted before any court or governmental body, or instituted by any governmental agency, to restrain or prevent consummation of the transactions under this Agreement or which would affect the right of the Acquiring Parties to own, operate and control any of the Communities.

(f)           The Acquiring Parties shall have received the Conveying Parties’ closing documents under this Agreement and all Contribution Agreements.

(g)           The Acquiring Parties shall have received the Contributed Property pursuant to Section 3.

(h)           All lenders under the Assumed Debt shall have consented to the transactions contemplated herein and the effective assumption by SCOLP of the Assumed Debt on a non-recourse basis (except for the customary carve-outs).

(i)           The Project Entities shall not have any indebtedness for borrowed money (other than the Assumed Debt).

(j)           All investors in the Project Entities shall have approved the transactions contemplated herein; provided, however, that, if one or more such investors refuse to approve these transactions, then the Communities owned indirectly by such investors shall be contributed to SCOLP in exchange for Preferred OP Units in such amount and manner necessary to approximate the economic terms set forth herein.

    If any such condition is not timely satisfied or is not waived in writing by the Sun Group, the Sun Group shall have the right to terminate this Agreement by written notice to the Principals, in which event this Agreement shall terminate, and no party shall have further liability

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to the other parties hereunder or under any Contribution Agreement except for those obligations provided for in Sections 7.5, 10, 11 and 14 of this Agreement.

8.2           Conditions to Principals’ and Conveying Parties’ Obligation to Close

The obligations of the Principals and the Conveying Parties to convey the Contributed Property pursuant to this Agreement and the Contribution Agreements are subject to satisfaction of each of the following conditions:

(a)           All other conditions to the obligations of the Principals and the Conveying Parties under this Agreement and the Contribution Agreements shall have been timely satisfied or shall have been waived in writing by the party whose obligations are conditioned thereby.

(b)           The representations and warranties of the Sun Group in this Agreement and the Contribution Agreements shall have been true and correct when made and shall be true and correct, in all material respects, at the Closing, except that any such representations and warranties which expressly relate to another date shall be true and correct as of such other date.

(c)           The Sun Group shall have timely performed, in all material respects, all their covenants and other obligations set forth in this Agreement and in the Contribution Agreements which are to be performed at or prior to the Closing.

(d)           The holders of the Preferred OP Units issued hereunder will have registration rights with respect to the shares of common stock of SCI in which the Preferred OP Units may be converted, pursuant to the terms of a Registration Rights Agreement attached as Exhibit E (the “Registration Rights Agreement”).

(e)           All investors in the Project Entities shall have approved the transactions contemplated herein; provided, however, that, if one or more such investors refuse to approve these transactions, then the Communities owned indirectly by such investors shall be contributed to SCOLP in exchange for Preferred OP Units in such amount and manner necessary to approximate the economic terms set forth herein.

(f)           The Conveying Parties shall have received the Acquiring Parties’ closing documents under this Agreement and all Contribution Agreements.

(g)           The Conveying Parties shall have received delivery of the Preferred OP Units.

(h)           The Sun Group and West Olive Estates Mobile Home Park, LLC (“West Olive”) shall have entered into a Management Agreement in the form attached as Exhibit F.

(i)           The Sun Group and the members of West Olive shall have entered into an Option Agreement in the form attached as Exhibit G.

If any such condition is not timely satisfied or is not waived in writing by the Principals, the Principals shall have the right to terminate this Agreement by written notice to the Sun Group, in which event this Agreement shall terminate, and no party shall have further liability to the other parties hereunder or under any Contribution Agreement except for those obligations provided for in Sections 7.5, 10, 11 and 14 of this Agreement.

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9.           Closing

9.1           The Closing

The acquisition and conveyance of all the Contributed Property under all the Contribution Agreements and the consummation of all the other transactions contemplated thereby and by this Agreement (the “Closing”) shall take place simultaneously at the offices of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, 27777 Franklin Road, Suite 2500, Southfield, Michigan 48034 at 10:00 A.M. local time on a date designated by the Sun Group (the “Closing Date”) which is not more than ten (10) days after satisfaction of all conditions precedent set forth in Section 8.

9.2           Closing Deliveries

At the Closing, the Acquiring Parties and Conveying Parties shall deliver the items required under the Contribution Agreements and shall also deliver or cause to be delivered the following documents:

(1)           Each of the Principals shall enter into Noncompetition Agreements in the form attached as Exhibit H.

(2)           The Principals and any other persons or entities acquiring Preferred OP Units and SCI shall enter into the Registration Rights Agreement.

(3)           The Sun Group and the holders of the Preferred OP Units shall enter into an amendment to the Partnership Agreement in the form attached as Exhibit I.

10.           Confidentiality

The Sun Group agrees to maintain in confidence all of the information contained in this Agreement and the information and data furnished or made available by or at the direction of the Principals, any Project Entity or any Conveying Party to the Sun Group or their agents in connection with the Sun Group’s investigation of the Communities and the transactions contemplated by this Agreement (the “Information”).  Notwithstanding the foregoing, the Sun Group and its agents may disclose the Information (i) to the Sun Group’s directors, partners, accountants, attorneys, prospective lenders, investment bankers, consultants and other advisors in connection with the transactions contemplated by this Agreement (collectively, “Sun Representatives”) to the extent appropriate to facilitate the consummation of the transactions contemplated hereby, so long as the Sun Representatives agree to be bound by the provisions of this Section 10 (ii) to the extent required by any applicable statute, regulation or government agency, and (iii) in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Agreement.  The Sun Group’s obligations under this Section shall terminate on the earlier to occur of (A) the Closing, or (B) such time as the information and data in question becomes generally available in the public record or domain other than through the breach by the Sun Group or the Sun Representatives of their obligations as provided in this Section.  If this Agreement is terminated, the Sun Group shall return to the Principals any information or data furnished by them, including any copies thereof made or compilations thereof prepared by the Sun Group, provided that the Sun Group may retain all analyses and evaluations prepared by the Sun Group or the Sun Representatives.  The provisions of this Section 10 shall survive the termination of this Agreement for any reason, but shall terminate upon the closing of the transactions contemplated in this Agreement and the Contribution Agreements.

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11.           Designated Representatives

The Principals and the Sun Group shall each designate at least one representative (“Designated Representative”) who shall have the authority to represent, act for and bind the designating parties.  Any notice or other communication to a Designated Representative in accordance with this Agreement shall constitute notice or communication to the parties whom he represents, and any act or waiver by a Designated Representative shall constitute an act or waiver by the parties whom he represents for all purposes under this Agreement.  By way of illustration and not limitation, each Designated Representative shall have full power and authority, for and on behalf of the parties whom he represents, to: (i) receive notices or service of process, (ii) negotiate, determine, compromise, settle and take any other action permitted or called for by such parties under this Agreement and (iii) to execute and deliver any termination, amendment or waiver to this Agreement. The Principals hereby designate Wilbur A. Lettinga as their Designated Representative and, in the event that Wilbur A. Lettinga is unable or unwilling to so serve, the Owner, the Principals hereby designate William B. Lettinga as their Designated Representative.  The Sun Group hereby designates Gary A. Shiffman as their Designated Representative.  Such designations may be changed by written notice to the other parties.

12.           Notices, Etc.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

If to the Principals:

Mr. Wilbur A. Lettinga
Kentland Corporation
5625 Prairie Creek Drive, Suite 100
Caledonia, Michigan 49316
Fax: (616) 554-3694

With a required copy to:

Rhoades McKee
161 Ottawa Avenue NW, Suite 600
Grand Rapids, Michigan 49503
Attn: Mr. Thomas P. Hogan
Fax: (616) 233-5269

If to the Sun Group:

Mr. Gary A. Shiffman
Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, Michigan 48034
Fax: (248) 208-2645

With a required copy to:

Jaffe, Raitt, Heuer & Weiss, P.C.

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27777 Franklin Road, Suite 2500
Southfield, Michigan 48034
Attn: Mr. Arthur A. Weiss
Fax: (248) 351-3082

13.           Brokers

The Sun Group and the Principals represent and warrant to each other that the parties making the representation have not dealt with any brokers or finders or created or incurred any obligation for a commission, finder’s fee or similar remuneration in connection with this transaction (except that the Principals have retained Robert W. Baird & Co.) and agree to indemnify, warrant and defend each other against and from all liability, loss, damages, claims or expenses, including reasonable attorney fees, arising from the breach or asserted breach of such representation.  The Principals shall be solely responsible for all fees and expenses due to Robert W. Baird & Co. as a result of the transactions contemplated by this Agreement and the Contribution Agreements.  The provisions of this Section 13 shall survive any termination of this Agreement for any reason.

14.           Miscellaneous Provisions

14.1           Entire Agreement

This Agreement and the Contribution Agreements (together with the exhibits hereto and thereto) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Principals and the Sun Group with respect to the subject matter hereof and thereof.  There is no statement, promise, agreement or obligation in existence which may conflict with the terms of this Agreement or which may modify, enlarge or invalidate this Agreement or any provision hereof.  None of the prior and/or contemporaneous negotiations, preliminary drafts, or prior versions of this Agreement leading up to its execution and not set forth herein shall be used by any of the parties to construe or affect the validity of this Agreement.

14.2           Cooperation

The parties hereto shall use their reasonable, diligent and good faith efforts, and shall cooperate with and assist each other, to perform their respective obligations under this Agreement and the Contribution Agreements.  The parties shall execute such additional instruments and certificates as may be necessary or appropriate in order to carry out the intent of this Agreement.

14.3           Costs and Expenses

Subject to the provisions of the Contribution Agreements, each party shall pay its own legal fees and other costs and expenses incurred in connection with the transactions contemplated by this Agreement; provided, however, that the Principals and the Conveying Parties shall pay all assumption fees, penalties and expenses payable in connection with the assumption of the Assumed Debt by SCOLP.

14.4           Amendments

This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Principals and the Sun Group.

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14.5           Benefits

This Agreement shall inure to the benefit of and shall bind the parties hereto, their successors and assigns.  None of the provisions of this Agreement shall be construed as for the benefit of or as enforceable by any creditor of the parties or any other person not a party to this Agreement.

14.6           Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

14.7           Captions

All captions are for convenience only, do not form a substantive part of this Agreement and shall not restrict or enlarge any substantive provisions of this Agreement.

14.8           Construction

This Agreement shall not be construed more strictly against one party then against the other, merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that all parties have contributed substantially and materially to the preparation of this Agreement.

14.9           Number and Gender

Where necessary or appropriate to the construction of this Agreement, the singular and plural number, and the masculine, feminine and neuter gender shall be interchangeable.

14.10           Applicable Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan.

14.11           Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Copies (whether photostatic, facsimile or otherwise) of this Agreement may be made and relied upon to the same extent as an original.

[Signatures on next page]

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    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PRINCIPALS:	SUN GROUP:
KENTLAND CORPORATION, a Michigan corporation By: /s/ William B. Lettinga Name: William B. Lettinga Title: President	SUN COMMUNITIES, INC., a Maryland corporation By: /s/Jonathan Colman Name: Jonathan Colman Title: Executive Vice President

/s/ Wilbur A. Lettinga WILBUR A. LETTINGA	SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership
By: Sun Communities, Inc., General Partner
/s/ William B. Lettinga WILLIAM B. LETTINGA	By: /s/ Jonathan Colman Name: Jonathan Colman Title: Executive Vice President

/s/ Michael Lettinga
MICHAEL LETTINGA

Exhibit List:

A           Ownership Diagrams
B           Assumed Debt Schedule
C           Form of Contribution Agreement
D           List of all Assumed Debt Documents
E           Registration Rights Agreement
F           Management Agreement
G           Option Agreement
H           Noncompetition Agreement
I            Form of Amendment to Partnership Agreement

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EXHIBIT B
Assumed Debt

Borrower	Lender	Original Principal Balance	Outstanding Balance as of April 1, 2011
Apple Carr Village Mobile Home Park Limited Partnership	Fannie Mae	$4,500,000	$4,039,024
Brookside Village Mobile Home Park Limited Partnership	Fannie Mae	$3,100,000	$2,709,676
Cider Mill Village Mobile Home Park Limited Partnership	Fifth Third Bank	$3,981,342*	$3,331,194
Country Hills Village Mobile Home Park Limited Partnership	Fifth Third Bank	$4,526,000*	$4,190,754
Country Meadows Village Mobile Home Park, LLC	Bank of America	Amended/Restated = 938,865.70* Term Note A = $5,400,000*	$5,205,266
Dutton Mill Village Limited Partnership	Fannie Mae	$5,000,000	$4,034,668
Hickory Hills Village Limited Partnership	Fannie Mae	$5,000,000	$4,670,878
Hidden Ridge an RV Community, LLC	Fifth Third Bank	$4,677,447.76 (principal due as of July 10, 2010) *	$4,657,787
Holiday West Village Mobile Home Park Limited Partnership	Fannie Mae	$5,500,000**	$3,943,461
Leisure Village Mobile Home Park	Bank of America	$4,000,000**	$2,871,755
Oak Island Village Mobile Home Park Limited Partnership	Fannie Mae	$4,000,000	$3,662,732
Orchard Hills Village Mobile Home Park Limited Partnership	Fifth Third Bank	$900,000*	$1,729,428
Pinebrook Village Mobile Home Park, Inc.	Fannie Mae	$2,000,000**	$1,612,540
Southwood Village Mobile Home Park II	Fannie Mae	$6,500,000	$6,092,907

Borrower	Lender	Original Principal Balance	Outstanding Balance as of April 1, 2011
Sycamore Village Mobile Home Park Limited Partnership	Fannie Mae	$7,000,000	$6,494,193
Tamarac Village Mobile Home Park Limited Partnership	Fannie Mae	$6,575,000	$6,032,091
Warren Dunes Village MHP, LLC	Bank of America	$3,000,000	$2,723,021
Waverly Shores Village Mobile Home Park Limited Partnership	Fannie Mae	$5,800,000	$5,443,074
Windsor Woods Village Mobile Home Park Limited Partnership	Fannie Mae	$4,000,000**	$2,882,301

Kentland Corporation	Fifth Third Bank	Term Loan = $2,238,4501 Revolving Loan = $500,000	$1,000,000 Balance is included above
Wilbur Lettinga	Fifth Third Bank	$892,213.122	Included above
TOTALS	--	--	$77,326,750

1 Originally, $350,000 was debt of Cider Mill Village Mobile Home Park Limited Partnership and $888,450 was debt of Country Hills Village Mobile Home Park Limited Partnership

2 Originally, entire amount was debt of Orchard Hills Village Mobile Home Park Limited Partnership

* = Sun Group intends to refinance this debt at Closing
** = Sun Group may refinance this debt at Closing

1 Originally, $350,000 was debt of Cider Mill Village Mobile Home Park Limited Partnership and $888,450 was debt of Country Hills Village Mobile Home Park Limited Partnership

2 Originally, entire amount was debt of Orchard Hills Village Mobile Home Park Limited Partnership

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EXHIBIT C

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT is made and entered into this   day of _____________, 2011, by and among ___________________ HOLDING COMPANY #2, LLC, a Michigan limited liability company (“Contributor”), ___________________  HOLDING COMPANY #1, LLC, a Michigan limited liability company (the “Holding Company”), _____________________ LLC, a Michigan limited liability company (“Owner”)1, and SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership (“SCOLP”).

RECITALS:

A.           Owner is the owner of certain parcels of real property located in _____________ County, _____________, Michigan, containing ______ licensed manufactured home sites on approximately __________ acres, commonly known as ________________, as more fully described in Exhibit "A" attached hereto (the "Land"), together with the buildings, structures, improvements and manufactured home sites on, above or below the Land, and all fixtures attached to, a part of or used in connection with the improvements, structures, buildings and manufactured home sites, and the parking, facilities, walkways, ramps and other appurtenances relating to the Land (collectively the "Improvements").

B.           Owner is the owner of all machinery, equipment, goods, vehicles and other personal property (collectively the "Personal Property") listed in Exhibit "B" attached hereto and made a part hereof, which is located at or useable in connection with the ownership or operation of the Land and Improvements.  The Personal Property does not include manufactured homes owned by tenants of the Project (as defined below).

C.           The Land, the Improvements, and the Personal Property, together with all of Owner's right, title and interest in and to all licenses, permits and franchises issued with respect to the use, occupancy, maintenance or operation of the Land and Improvements, the maximum number of land divisions as permitted under the Land Division Act (formerly the Subdivision Control Act of 1967), all right, title and interest, if any, of Owner in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining the Land to the center line thereof, and in and to any and all easements appurtenant to the Land, including, but not limited to, privileges or rights of way over adjoining premises inuring to the benefit of the Land, or the fee owner thereof, and together with all rights of use, air, mineral and subsurface rights, servitudes, licenses, tenements, hereditaments and appurtenances now or hereafter belonging to the foregoing are hereinafter sometimes collectively referred to as the "Project".

1 With respect to the Pinebrook deal, the Holding Company is the Parent and the Parent will contribute its 100% membership interest in Owner to SCOLP.

D.           Contributor is the sole member of the Holding Company and holds one hundred percent (100%) of the membership interests in the Holding Company (collectively, the "Membership Interests").

E.           The Holding Company is the sole member of Owner and owns one hundred percent (100%) of the membership interest in Owner.

F.           Contributor desires to contribute all of the Membership Interests in the Holding Company to SCOLP, and SCOLP desires to accept the contribution of all of the Membership Interests, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the premises, and the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.           AGREEMENTS TO CONTRIBUTE THE MEMBERSHIP INTERESTS.

1.1           Contributor agrees to contribute to SCOLP, and SCOLP agrees to accept from Contributor, the Membership Interests in the Holding Company (the "Contributed Membership Interests"), in accordance with the terms and subject to the conditions hereof, such contribution to be effective as of the Contribution Date.

2.           AGREED VALUE.

2.1           The parties agree that the agreed-upon value of the Project is ________________________ Dollars ($__________________), adjusted for pro-rated items as provided in this Agreement (the “Agreed Value”). On the Contribution Date, SCOLP shall pay the Agreed Value as follows2: (a) by owning the Contributed Membership Interests, SCOLP shall effectively assume the outstanding principal balance of that certain Promissory Note (the “Mortgage Note”) from Owner to __________________ (the “Lender”), which loan (the “Loan”) is secured by the Mortgage (as defined in Section 3.1(d)) in the original principal amount of ____________________ Dollars ($____________) on the Contribution Date, and the aggregate amount of all interest and other sums due but unpaid under the Mortgage Documents (as defined below), excluding any assumption fees which shall be the responsibility of Contributor in accordance with Section 19.1 below; and (b) the balance of the Agreed Value, less the total amount of all costs and expenses which are the obligation of the Owner or Contributor hereunder that are funded by or on behalf of SCOLP (the “Funded Costs”), in the form of Series A-1 Preferred OP Units in SCOLP (the “Preferred OP Units”) with an aggregate value (at an issue price set forth in the amendment to Partnership Agreement executed and delivered in connection

2 With respect to Tamarac Village only, (a) Contributor shall deposit in escrow cash in an amount necessary to satisfy the Escrow Condition until such time as up to five (5) new drinking water wells are completed, approved by all applicable regulatory authorities and fully operational and the prior drinking water wells are abandoned in accordance with applicable laws, all at the sole cost and expense of Contributor (the “Escrow Condition”); and (b) Contributor shall be obligated to diligently pursue satisfaction of the Escrow Condition as soon as practicable.

with Section 18.2(b) below) equal to that sum.  The Agreed Value is allocated among real property, personal property and goodwill as reflected on the attached Exhibit “C”.

2.2           The Preferred OP Units to be issued to Contributor pursuant to the terms hereof shall be governed by SCOLP’s Second Amended and Restated Limited Partnership Agreement, dated as of April 30, 1996, as amended (the "Partnership Agreement"), a copy of which has been delivered to the Owner, as such Partnership Agreement shall be amended on the Contribution Date to reflect the admission of Contributor as a limited partner and the issuance of, and the rights and obligations associated with, such Preferred OP Units.  On the date hereof and on the Contribution Date, Contributor and each equity holder thereof shall execute and deliver such investment and subscription documents as SCOLP shall reasonably require in connection with the issuance of the Preferred OP Units and represent and warrant that Contributor or such equity holder, as the case may be, is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”).

3.           CONDITION OF TITLE TO THE PROJECT.

3.1           Contributor hereby represents and warrants to SCOLP that Owner is the lawful owner of the Project and holds insurable and marketable title to the Project, free and clear of all liens, claims and encumbrances other than the following matters (hereinafter referred to as the "Permitted Exceptions"):

(a)
Those liens, encumbrances, easements and other matters set forth on Schedule B-2 of the Commitment to be delivered pursuant to Section 4.1 hereof which SCOLP does not designate as “Title Defects” pursuant to Section 5.1 hereof;

(b)
The rights of parties in occupancy of all or any portion of the Land and Improvements under leases, subleases, occupancy agreements and commitments to lease (the "Tenant Leases"), to the extent set forth and described in the Rent Roll (the "Rent Roll"), dated ___________, attached hereto as Exhibit "D", as the same shall be updated to the Contribution Date;

(c)
All presently existing and future liens for unpaid real estate taxes, assessments for public improvements installed after the Contribution Date, and water and sewer charges and rents, subject to adjustment thereof as hereinafter provided, which are not due and payable; and

(d)
That certain Mortgage (the "Mortgage"), dated ___________, from Owner to the Lender, which Mortgage secures payment of the Mortgage Note, dated ________________, in the original principal amount of $___________, bears interest at the rate of ____% per annum, is payable in equal monthly installments amortized over a _________ (__) year period and has a _____ (__) year term with a maturity date occurring in ____________.  As of the date hereof, the outstanding principal balance of the Loan is approximately $________________.

From the date hereof through the Contribution Date, none of the Owner, the Holding Company nor Contributor will cause the Project to be further encumbered by any lien, easement, restriction or any other matter.

4.           EVIDENCE OF TITLE; SURVEY; UCC SEARCHES.

4.1           Within ten (10) days after the date hereof, the Owner shall furnish SCOLP with a commitment (the "Commitment") for an ALTA Form Owner's Policy of Title Insurance, issued by Title Source, Inc. (the "Title Company"), along with copies of all instruments described in Schedule B of the Commitment (collectively, the “Exception Documents”), in the amount of $_________________.  At Closing, the Owner shall cause to be provided to SCOLP, at Contributor’s expense, an owner’s policy of title insurance issued pursuant to the Commitment, insuring the interest in the Project without the "standard exceptions" and containing a zoning endorsement and such additional endorsements as SCOLP and Contributor shall mutually determine. The cost of the title insurance policy shall be borne by Contributor, or paid for by SCOLP at Closing and treated as a Funded Cost; provided, however, that the cost of the zoning endorsement shall be shared 50% by SCOLP and 50% by Contributor.

4.2           SCOLP shall obtain a current ALTA "as built" survey (the "Survey") of the Project prepared by a licensed surveyor or engineer approved by SCOLP, certified to Owner, SCOLP, the Title Company, and any other parties designated by SCOLP, using the form attached as Exhibit "E" hereto.  The Survey shall show the legal description of the Land, the total acreage of each parcel comprising the Land, all structures and improvements located thereon (other than manufactured homes), all boundaries, courses and dimensions, set-back lines, easements and rights of way (including any recording references), the location of all highways, streets and roads upon or adjacent to the Land, and the location of all utility lines and connections with such utility lines.  The Survey shall be sufficient for removal of the standard survey exception from the policy of title insurance to be issued pursuant to the Commitment and shall not reveal any of the following:  (i) encroachments on the Project or any portion thereof from any adjacent property, (ii) the encroachment of the Project, or any portion thereof, on any adjacent property, or (iii) any violation by any portion of the Project of any recorded building liens, restrictive covenants or easements affecting the Project. The cost of the Survey shall be borne by SCOLP.

4.3           SCOLP shall obtain Uniform Commercial Code financing statement searches and tax lien searches both from the State of Michigan and the County of ___________with respect to Owner, showing no security interests, pledges, liens, claims or encumbrances in or affecting the Project, including the Personal Property, or the Membership Interests, except for the Loan and except for security interests of a definite or ascertainable amount which may be removed by the payment of money at Closing and which Owner and/or Contributor have a right to, and do, remove at Closing.  The cost of the UCC searches shall be borne by SCOLP.

5.           TITLE OBJECTIONS.

5.1           If the Commitment or Survey discloses exceptions which are not acceptable to SCOLP, in its sole discretion, SCOLP shall notify Owner and Contributor in writing of its objections to such exceptions (the "Title Defects") within ten (10) days after receipt of the Commitment, the Exception Documents and the Survey.  If SCOLP objects to any exception disclosed on the Commitment or Survey within such ten (10) day period, such exception shall not be treated as a Permitted Exception hereunder except as otherwise provided in this Section 5.1.  If Owner and Contributor fail to have the Title Defects deleted from the Commitment or Survey, as the case may be, or discharged within ten (10) days after receipt of notice from SCOLP (or such longer time period designated by SCOLP), SCOLP may:  (a) terminate this Agreement by delivery of written notice to Owner and Contributor, whereupon neither Owner, Contributor nor SCOLP shall have any further duties or obligations under this Agreement; (b) elect to take title as it then is with such Title Defects becoming Permitted Exceptions under this Agreement; or (c) extend for up to ninety (90) days the period for Owner and Contributor to cure such Title Defects, and if such Title Defects are not deleted during the extended period, SCOLP may then exercise its rights under subparagraphs (a) or (b) above.  If Owner or Contributor cause such Title Defects to be deleted from the Commitment, the Closing shall be held within seven (7) days after delivery of the revised Commitment and Survey or on the Contribution Date specified in Section 18 hereof, whichever is later.

6.           ADJUSTMENTS AND PRORATIONS.

6.1           The following adjustments and prorations shall be made at the Closing between SCOLP, Owner and Contributor computed to, but not including, the Contribution Date.

(a)
Real estate taxes and personal property taxes which are a lien upon or levied against any portion of the Project prior to the Contribution Date (other than current taxes), and all special assessments levied on any portion of the Project prior to the Contribution Date, shall be paid by Owner or Contributor prior to the Contribution Date. Real estate taxes and personal property taxes levied against any portion of the Project and applicable to the period after the Contribution Date shall be prorated and adjusted between the parties on a calendar year basis and shall be paid by Contributor or SCOLP, as the case may be.

(b)
The amount of all unpaid water and other utility bills for the Project which are not directly billed to the tenants of the Project, and all other operating and other expenses incurred with respect to the Project and Owner, and relating to the period prior to the Contribution Date, shall be paid by Owner or Contributor on or prior to the Contribution Date or, if not paid, an amount equal to such unpaid expenses shall be reserved in cash within the Owner as of the Contribution Date.

(c)
Charges under Project Contracts (as defined below) attributable to the period prior to the Contribution Date shall be paid by Owner or Contributor prior to the Contribution Date, or, if not paid, the amount due shall be reserved in cash within the Owner as of the Contribution Date.

(d)
All rental and other revenues collected by Owner up to the Contribution Date which are allocable to the period prior to the Contribution Date shall become a part of the disbursement from Owner to the Holding Company (and then from the Holding Company to Contributor) made pursuant to Section 6.2 below.

(e)	An amount equal to all security and other deposits described in the Rent Roll, together with any interest accrued thereon (to the extent applicable law requires interest to be paid by the holder of such deposits) shall be reserved in cash within the Owner as of the Contribution Date or credited to SCOLP at the Closing.

(f)
An amount equal to all expenses of the Project which were paid prior to the Contribution Date and for which Owner will benefit after the Contribution Date shall be disbursed or credited to Contributor at the Closing.

(g)
All compensation, fringe benefits and other amounts due the employees of Owner or the manager of the Project for the period prior to the Contribution Date, whether as hourly pay, salaries, overtime, bonus, vacation or sick pay, severance pay, pensions or otherwise, and all amounts due for the payment of employment taxes with respect thereto, shall be paid by Owner on or prior to the Contribution Date, or, if not paid, an amount equal to such entire unpaid liability shall be reserved in cash within the Owner as of the Contribution Date.

(h)
All costs and expenses incurred by Owner, the Holding Company or Contributor prior to the Contribution Date in connection with the transactions contemplated herein and the performance of its obligations under this Agreement, including, without limitation, attorney and other professional fees and the costs and expenses payable by Owner or Contributor hereunder (including, without limitation, the costs and expenses specified in Section 19.1 to be paid by Members), shall be paid by Contributor and shall not be charged to, or the responsibility of, Owner, the Holding Company or SCOLP.

(i)
All interest accrued under the Mortgage Note through the Contribution Date, and all other fees and charges due or accrued under the Mortgage Note, Mortgage or with respect to the Loan as of the Contribution Date (including, without limitation, all assumption fees and expenses related thereto), shall be paid by the Owner on or before the Contribution Date, or, if not paid, an amount equal to the entire amount of such accrued interest, fees and charges shall be reserved in cash within the Owner as of the Contribution Date.

6.2           On or prior to the Contribution Date, Contributor (directly or indirectly through the Holding Company) shall be entitled to a distribution from Owner in an amount equal to all of the cash and cash equivalent assets held by Owner as of the Contribution Date, after deduction for any and all costs and expenses payable by Owner or Contributor hereunder.

6.3           If within ninety (90) days after the Closing either SCOLP or Contributor discovers any inaccuracies or errors in the prorations or adjustments done at Closing pursuant to Sections 6.1 and/or 6.2, such party shall notify the other party of such inaccuracy or error by written notice including reasonable detail of the appropriate calculation.  In such event, the parties shall attempt, in good faith, to resolve any issues with respect to the prorations and adjustments done at Closing pursuant to Section 6.1.  After the parties resolve any such issues or, in the event the parties are unable to resolve issues, a final judgment has been rendered with respect to such matter without timely appeal or after all appeals timely made are fully resolved, SCOLP and Contributor shall promptly take all action and pay all sums necessary so that such prorations and adjustments shall be in accordance with the terms of this Agreement, and the obligations of either party to pay any such amount shall survive the Contribution Date.

7.            REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR AND OWNER.

7.1           Owner and Contributor, jointly and severally, hereby represent and warrant to SCOLP as of the date hereof, and as of the Contribution Date, the following with the understanding that each of the representations and warranties are material and have been relied on by SCOLP in connection herewith:

(a)
True, correct and complete copies of all Tenant Leases, including all amendments and documents relating thereto, that are currently in effect and that cover any portion of the Project have been or will be delivered to SCOLP; the Rent Roll attached hereto as Exhibit "D", as updated to the Contribution Date, is and will be an accurate and complete rent roll describing each of the Tenant Leases, including the name of each tenant, the home site occupied by each tenant, the lease term, monthly rent, delinquencies in rent and deposits and prepaid rent or credits of any tenant; except as disclosed in the Rent Roll, (i) each Tenant Lease is in full force and effect, (ii) no Tenant Leases are in default, (iii) to Contributor’s and Owner’s actual knowledge, no events have occurred which, with notice or the passage of time, or both, would constitute such a default, (iv) the lessor has performed all of its obligations under each Tenant Lease; and (v) the Tenant Leases have not been modified nor have any concessions been made with respect thereto unless expressly described in the Rent Roll.

(b)
Except as otherwise disclosed in Exhibit "F" attached hereto, neither Owner nor Contributor have received any notices of, and Contributor have no actual knowledge of any existing facts or conditions which could reasonably be expected to result in the issuance of, any violations of any building, zoning, safety, fire, environmental, health or other codes, laws, ordinances or regulations with respect to the Project or the appurtenances thereto, which will not be cured by the Closing, at Contributor's expense.

(c)
Except as disclosed in Exhibit "G" attached hereto, there are no actions, suits, proceedings, claims, investigations or inquiries pending or, to the actual knowledge of Contributor and Owner, threatened against Owner, the Holding Company or the Project in any court, before any governmental or administrative agency, or before any other tribunal having jurisdiction over Owner, the Holding Company or the Project.

(d)
Except as otherwise disclosed in Exhibit "H" attached hereto, neither the Owner nor Contributor has actual knowledge of any assessments, charges, paybacks, or obligations requiring payment of any nature or description against the Project which remain unpaid, including, but not limited to, those for sewer, water or other utility lines or mains, sidewalks, streets or curbs.

(e)
True, correct and complete copies of all service, utility, supply, maintenance and employment contracts and agreements and all other continuing contractual obligations (collectively, the "Project Contracts") affecting Owner or the ownership, operation or development of the Project, and all amendments thereto have been delivered to SCOLP; all Project Contracts are in full force and effect and are not in default; all Project Contracts are listed in Exhibit "I" attached hereto; and except as listed in Exhibit “I”, all Project Contracts may be cancelled upon not more than thirty (30) days notice without premium or penalty.

(f)
Owner is the lawful owner of the Project and holds insurable and marketable title to the Project, free and clear of all liens, claims and encumbrances other than the Permitted Exceptions.  Contributor has and will have on the Contribution Date the power and authority to transfer the Membership Interests to SCOLP and perform its obligations in accordance with the terms and conditions of this Agreement, and each person who executes this Agreement and all other instruments and documents in connection herewith for or on behalf of Contributor, the Owner and the Holding Company has and will have due power and authority to so act.  On or before the Contribution Date, Contributor will have complied with all applicable statutes, laws, ordinances and regulations of every kind or nature, in order to effectively convey and transfer all of their right, title and interest in and to the Membership Interests to SCOLP in the condition herein required.  This Agreement is valid and enforceable against Contributor, the Owner and the Holding Company in accordance with its terms, and each instrument to be executed by the Owner, the Holding Company and Contributor pursuant to this Agreement or in connection herewith will, when executed and delivered, be valid and enforceable against the Owner, the Holding Company and Contributor in accordance with its terms.

(g)
Exhibit "J" attached hereto lists all insurance currently maintained for or with respect to the Project, including types of coverage, policy numbers, insurers, premiums, deductibles and limits of coverage.   Since the date on which the Owner commenced doing business at the Project, Contributor and Owner have maintained, and from the date hereof through the Contribution Date, Owner will maintain, insurance coverage substantially in form and content as currently in effect.

(h)
Neither this Agreement nor anything provided to be done herein by Owner or Contributor, including, without limitation, the conveyance of the Membership Interests as herein contemplated, violates or will violate any contract, agreement or instrument to which Owner, the Holding Company or Contributor is a party or bound or which affects the Project or the Membership Interests (except the Mortgage), or any governmental statute, law, ordinance, rule, regulation, order, judgment or directive.

(i)
Except as disclosed in Exhibit “K” attached hereto, the Owner has not contracted for the furnishing of labor or materials to the Project which will not be paid for in full prior to the Contribution Date.  If any claim is made by any party for the payment of any amount due for the furnishing of labor and/or materials to the Project or Owner prior to the Contribution Date, Contributor will immediately pay such claim and discharge the lien, or if a lien has been filed and Contributor intend, in good faith, to contest such claim, Contributor may cause the lien to be discharged by posting a bond pursuant to applicable law.

(j)
All utility services required for the operation of the Project as presently conducted, including water, sanitary sewer, gas, electric, telephone and cable television facilities, are available to the Project and each home site in sufficient quantities to adequately service the Project at full occupancy; and to the actual knowledge of Contributor and Owner, there are no existing, pending or threatened plans, proposals or conditions which could cause the curtailment of any such utility service.

(k)
To the actual knowledge of Contributor and Owner, except as disclosed in Exhibit “L”: (i) there are no existing maintenance problems with respect to the mechanical, electrical, plumbing, utility and other systems necessary for the operation of the Project, including, without limitation, all underground utility lines, water wells and roads, other than routine maintenance required as a result of the age of such systems; (ii) all such systems are in good and sound working condition and are suitable for the operation of the Project; (iii) there are no structural or physical defects in and to the Project which materially affect the operation of the Project; and (iv) there are no conditions currently existing on, in, under or around the property, which materially adversely affects, or could materially adversely affect, the Project or the operation thereof.

(l)
Attached hereto as Exhibit "M" is a true and accurate list of all persons employed by Owner or the manager of the Project in connection with the operation and maintenance of the Project as of the date hereof, including name, job description, term of employment, average hours worked per week, current pay rate, description of all benefits provided such employees and the annual cost thereof.  None of the employees of Owner or the manager of the Project are covered by an employment agreement, collective bargaining agreement or any other agreement, and all employees of Owner and the manager of the Project are terminable "at will", subject to applicable laws prohibiting discrimination by employers.  The Holding Company has no employees.

(m)
To the actual knowledge of Contributor and Owner, Exhibit "N" attached hereto contains a complete and accurate list of, and copies of, all licenses, certificates, permits and authorizations from any governmental authority of any kind which are required to operate, use and maintain the Project as a manufactured home community [recreational vehicle community]; and all such licenses, certificates, permits and authorizations have been issued and are in full force and effect and on the Contribution Date shall remain in full force and effect notwithstanding the transfer of the Membership Interests.

(n)
Exhibit "B" attached hereto contains a true and complete list of all Personal Property used in the operation of the Project, including, without limitation, all manufactured homes owned by Owner.  All such Personal Property is in good working condition and adequate for the operation of the Project at full occupancy in all material respects; and Owner will not remove any item of Personal Property from the Project on or prior to the Contribution Date, unless such item is replaced with a similar item of no lesser quality or value. All Personal Property is owned free and clear of all liens, claims and encumbrances other than the lien of the Mortgage.

(o)
Owner and Contributor have delivered to SCOLP all environmental reports and audits in their possession, including, without limitation, phase I and II environmental site assessments and environmental compliance audits (the “Environmental Reports”) relating to the Project.  Except as disclosed in any Environmental Report delivered by Owner to SCOLP as identified in Exhibit “O” or obtained by SCOLP in connection with its investigation of the Project, the Owner and Contributor have not, and to the actual knowledge of Owner and Contributor, there has not been, and prior to the Contribution Date will not be, discharged, released, generated, treated, stored, disposed of or deposited in, on or under the Project any "toxic or hazardous substance", asbestos, lead based paint, urea formaldehyde insulation, PCBs, radioactive material, mold or other biological contaminants, flammable explosives, underground storage tanks, or any other hazardous or contaminated substance (collectively, the "Hazardous Materials") prohibited, limited or regulated under the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Michigan Natural Resources and Environmental Protection Act, or under any other applicable federal, state or local statutes, regulations, rules, court orders or rulings, or ordinances (collectively the "Environmental Laws").  Neither Owner nor Contributor has any actual knowledge of any claim, demand, suit, action or other legal proceeding arising out of, or related to, any Environmental Laws with respect to the Project which is pending or threatened before any court, agency or government authority, and neither Owner nor Contributor has any actual knowledge, or received any notice, that the Project is in violation of, or has a past unresolved violation of, the Environmental Laws.

(p)
Attached hereto as Exhibit "P" and made a part hereof by this reference are true, correct and complete copies of the partnership agreement or operating agreement of Owner and the Holding Company and any additional documents, instruments or certificates relating to the existence of Owner, Contributor or the Holding Company and Contributor's rights and obligations with respect to the Membership Interests, and all amendments to any of the foregoing (collectively, the "Governing Documents"). From the date hereof to the Contribution Date, the Governing Documents will not be modified or amended without the consent of SCOLP.  All minute books, recorded minutes of meetings and consent resolutions of Owner, Contributor or of the Holding Company, if any, shall be provided to SCOLP at Closing.

(q)
Contributor owns one hundred percent (100%) of the membership interests in the Holding Company and the Holding Company is the sole member of, and owns one hundred percent (100%) of the membership interests in, the Owner. Contributor is the legal and beneficial owners of the Membership Interests, free and clear of all liens, claims and encumbrances. All Contributed Membership Interests were issued without violating any state or federal securities laws and there are no outstanding agreements, commitments, rights, options, warrants or plans of any nature whatsoever for the issuance, sale or purchase of any other interests in Owner or in the Holding Company.

(r)
Upon consummation of the transfer of the Membership Interests to SCOLP pursuant to the terms hereof, SCOLP will acquire valid and marketable title to the Membership Interests, free and clear of all liens, claims and encumbrances whatsoever and will own, in the aggregate, one hundred percent (100%) of the interests in the Holding Company.

(s)	As of the date hereof and on the Contribution Date, the Holding Company owns no assets other than its membership interest in the Owner and has no liabilities.

(t)
True, complete and accurate copies of the Mortgage Note, Mortgage, and all assignments of leases and rentals, security agreements, indemnity agreements and other instruments relating thereto (collectively, the "Mortgage Documents") have previously been delivered to SCOLP.  The Mortgage Documents are, and from the date hereof until the Contribution Date will remain, in good standing and not in default.  The outstanding principal balance of the Mortgage Note as of the date hereof is approximately $_______________ and the outstanding principal balance of the Mortgage Note as of the Contribution Date will be approximately $_______________.  The interest rate currently charged under the Mortgage Note is ___________.

(u)
All federal, state and local income, excise, sales, property and other tax returns required to be filed by Owner and the Holding Company have been timely filed and are correct and complete in all material respects.  All taxes, assessments, penalties and interest due in respect of any such tax returns or the Project and any assessments thereon have been paid in full, and there are no pending or threatened claims, assessments, deficiencies, audits or notices with respect to any such taxes.

(v)
Owner does not maintain, sponsor, participate in or contribute to, and in the past has not maintained, sponsored, participated in or contributed to, any employee health or benefit plan (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any employee pension benefit plan (as defined in Section 3(2)(A) of ERISA), or any bonus, severance, deferred compensation, retirement option or any other plans or amendments providing for any benefits to employees of Owner, and Owner is not, and has not been, a member of any controlled group of entities, a group of trades or businesses under common control, or an affiliated service group, as defined in ERISA and the Internal Revenue Code of 1986, as amended.

(w)
The Owner has previously delivered to SCOLP the following financial statements (the “Financial Statements”):  (a) compiled balance sheet and related statement of income for the Owner, as of and for the fiscal year ended December 31, 2009, (b) compiled balance sheet and related statement of income for the Owner, as of and for the fiscal year ended December 31, 2010, and (c) management prepared balance sheet and related statement of income for the Owner as of and for the two months ended February 28, 2011 (the “Latest Financial Statements”).  The Financial Statements have been prepared on the basis of the tax method of accounting on a consistent basis throughout the periods covered thereby and present fairly, in all material respects, the financial condition of the Owner as of such dates and the results of its operations for the periods specified. The Owner has no liabilities or obligations of any kind or nature required to be disclosed as a liability on a balance sheet prepared in accordance with GAAP except for (i) liabilities set forth on the face of the Latest Financial Statements, and (ii) liabilities which have arisen after the date thereof in the ordinary course of business.

(x)
Neither the Owner nor the Holding Company is a party or otherwise subject, and the Project is not subject, to any judgment, order, writ, injunction or decree of any court, governmental or administrative agency or the tribunal having jurisdiction of the Project.

(y)
Owner owns the right to use the name ______________ in connection with the operation of the Project.  Neither Owner nor Contributor has received notice of or is aware that Owner's use of the name ___________ infringes on or violates the rights of any third party.

(z)
Contributor and Owner have delivered to SCOLP true, correct and complete copies of the information and material referenced in this Agreement or otherwise requested by SCOLP in connection with its due diligence investigation of the Project.  Owner and Contributor have not received any written notice of any fact which would materially adversely affect Owner, the Holding Company, the Membership Interests, the Project or the operation thereof which is not set forth in this Agreement, the Exhibits hereto, or has not otherwise been disclosed to SCOLP in writing

(aa)	Contributor is an “accredited investor” as defined in Regulation D promulgated under the 1933 Act.

(bb)
Contributor is acquiring the Preferred OP Units for its own account and not with a view to any distribution or resale thereof in violation of any securities law.  Contributor acknowledges that it has received, or has had full access to, all information which it considers necessary or advisable to enable it to make a decision concerning its acquisition of the Preferred OP Units, provided that the foregoing shall not limit or otherwise affect the rights or remedies of Contributor hereunder with respect to the breach of any representations, warranties, covenants or agreements of SCOLP contained herein.  Contributor further acknowledges that the Preferred OP Units have not been registered under the 1933 Act or under the securities laws of any other jurisdiction, and therefore may not be resold unless they are subsequently registered under the 1933 Act and any applicable state blue sky law or an exemption from registration is available under the 1933 Act and any applicable state blue sky law

7.2           For purposes of this Agreement, the term “to the knowledge of Contributor and Owner” and similar phrases shall mean to the actual knowledge of Wilbur A. Lettinga, William B. Lettinga, Michael Lettinga and/or one or more of the general partners or officers of Contributor and/or Owner.  The provisions of Section 7.1 and all representations and warranties contained therein shall be true as of the Contribution Date and shall survive the closing of the transactions contemplated herein, and the conveyance of the Contributed Membership Interests, provided that claims may be made or asserted with respect to them only pursuant to and in accordance with the provisions of Sections 7.2 and 7.3.  All of such representations and warranties shall be deemed to be reaffirmed as of the Contribution Date unless prior to the Closing the Owner or Contributor delivers written notice to the contrary to SCOLP.  The investigation by SCOLP and their employees, agents and representatives, of the financial, physical and other aspects of the Project shall not negate or diminish the representations and warranties of Contributor contained herein.

7.3           (a)           For purposes of this Section 7.3, the following definitions shall apply:

(i)           "General Representations" shall mean all representations and warranties set forth in this Agreement other than Title Representations, Undisclosed Liability Representations and Undisclosed Tax Liability Representations.

(ii)           "Title Representations" shall mean those representations and warranties set forth in Subsections 7.1 (f), (q), (r), (s) and (t).

(iii)           "Undisclosed Liability Representations" shall mean those representations and warranties set forth in Subsections 7.1(g), (h), (p), (u), (x), (y), (bb) and (cc).

(iv)           "Undisclosed Tax Liability Representations" means those representations and warranties set forth in subsections 7.1(v).

(v)           "Claims Period" shall mean (i) eighteen (18) months for Claims based on General Representations, (ii) the period ending on December 31, 2013 for Claims based on Undisclosed Liability Representations or Claims based on a Failure to Perform, and (iii) the period limited by applicable statutes of limitation for Claims based on Title Representations, Undisclosed Tax Liability Representations or Claims involving fraud or material misrepresentation.

(vi)           "Claim" shall mean a claim for breach of a General Representation, a Title Representation, an Undisclosed Liability Representation or an Undisclosed Tax Liability Representation, a claim for Failure to Perform or a claim involving fraud or material misrepresentation.

(vii)           "Failure to Perform" means a circumstance wherein the Owner or Contributor shall fail to perform a material obligation which is required to be performed by Contributor or Owner pursuant to this Agreement and shall include a failure to perform any obligation set forth in Section 15.2 unless included as part of the obligations covered within the General Representations, Title Representations, Undisclosed Liability Representations, Undisclosed Tax Liability Representations or Claims involving fraud or material misrepresentation.

(b)           SCOLP shall bring no claim for breach of a representation or warranty or otherwise under this Agreement except with respect to a Claim.  SCOLP’s rights with respect to any Claim shall expire unless SCOLP asserts the Claim before the expiration of the applicable Claims Period by written notice to Contributor in the manner provided in this Agreement.  The notice shall set forth a definite statement of the nature of the Claim and an estimate of the damages resulting from such Claim which were suffered (or reasonably expected to be suffered) by SCOLP.

(c)           No Claim shall be deemed fixed until the relevant parties have settled the same by written agreement or a final judgment has been rendered in favor of SCOLP without timely appeal or after all appeals timely made are fully resolved (a "Fixed Claim"). SCOLP’s recourse for recovery of Fixed Claims is limited to the Security (as hereinafter defined) which is granted by Contributor pursuant to Section 7.4 hereof; provided such limitations shall not apply to a recovery of a Fixed Claim resulting from fraud or material misrepresentation, an Undisclosed Tax Liability Representation, a Title Representation or a Failure to Perform.

(d)           The maximum amount which may be recovered for Claims pertaining to the General Representations and Undisclosed Liability Representations shall be $__________ (the "Maximum Amount")3, and no recovery may be had with respect to Claims pertaining to General Representations unless all such Claims exceed a minimum amount equal to $__________ (the "Minimum Amount")4, in which event recovery may be had with respect to all Claims.  Claims other than Claims pertaining to General Representations may be asserted without regard to the Minimum Amount and none of the limitations of this subsection (d) shall apply to Claims pertaining to Title Representations, Claims pertaining to Undisclosed Tax Liability Representations, Claims based on Failure to Perform or Claims involving fraud or material misrepresentation.5

7.4           (a)           As security for the payment of Fixed Claims, Contributor assigns to SCOLP, and grants SCOLP a continuing security interest in, all of its right, title and interest in and to the Preferred OP Units or proceeds thereof, including, without limitation, the right to receive distributions with respect thereto (collectively, the "Security").

(b)           Until December 31, 2013 or the date that all Claims timely asserted during the Claims Period are finally and fully resolved, Contributor may not transfer, assign, convey or convert all or any part of the Security unless such portion of the Security is replaced with collateral of equivalent value and Contributor shall not grant, suffer or permit any lien or encumbrance on the Security.  Subject to the provisions of this Agreement, SCOLP shall have the rights with respect to the Security which are afforded secured parties under the Michigan Uniform Commercial Code.  Contributor shall execute all financing statements and other documents necessary or appropriate to perfect SCOLP’s security interest in the Security, and Contributor authorizes SCOLP to make any notation on its records necessary or appropriate to perfect such security interest.  Contributor shall promptly deliver written notice to SCOLP of any change in its addresses.

(c)           Upon assertion of a Claim exceeding the Minimum Amount, if applicable, subject to Section 7.4(d), all subsequent distributions on the pledged Preferred OP Units shall be withheld and deposited in lieu of payment to Contributor in a fund (the "Fund").  Moneys on deposit in the Fund may not exceed the aggregate amount of all Claims and shall not exceed the Maximum Amount, to the extent applicable.  Moneys in the Fund will be invested in obligations of the United States government or its agencies or corporate debt or commercial paper with a minimum grade rating of A or better (or comparable grade with respect to commercial paper) in each case with a term of 3 years or less, unless the parties agree otherwise in writing.  Upon a Claim becoming a Fixed Claim, the Fund and monies therein shall be paid to SCOLP up to the amount of the Fixed Claim together with recoverable attorney's fees, costs and expenses, and the remainder of the Fund not otherwise held for Claims previously asserted and not constituting a Fixed Claim shall be distributed to Contributor.  Each of the Other Contribution Agreements (as defined below) contains

3 25% of Agreed Value
4 1% of Agreed Value
5 With respect to Tamarac Village only, the Maximum Amount and Minimum Amount shall not apply to costs and expenses associated with satisfying the Escrow Condition.

 a provisions similar to this Section 7.4, and the Fund and the Security referred to in this Section 7.4 are the same "Fund" and "Security" referred to in such sections of the Other Contribution Agreements, and it is the intention of the parties hereto that the Fund and Security constitute the sole security for all Claims.

(d)           The limitations on recourse and liability contained in this Agreement are intended for the sole benefit of the parties identified in the applicable provisions and shall not run to the benefit of, or limit SCOLP’s recourse to or rights and remedies against, any other party.

8.           REPRESENTATIONS AND WARRANTIES OF SCOLP.

8.1           SCOLP hereby represents and warrants to the Owner and Contributor as of the date hereof, and as of the Contribution Date, the following with the understanding that each of the representations and warranties are material and have been relied on by the Owner and Contributor in connection herewith:

(a)           SCOLP has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Michigan and has the power and authority to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement.

(b)           Neither this Agreement nor the performance of SCOLP’s obligations hereunder violates or will violate (i) any constituent documents of SCOLP, (ii) any contract, agreement or instrument to which SCOLP is a party or bound, or (iii) any applicable law, regulation, ordinance, order or decree.

(c)           This Agreement has been duly authorized, executed and delivered by SCOLP and constitutes the legal, valid and binding obligation of SCOLP, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles.

(d)           SCOLP has previously furnished, or made available, to the Owner a true, correct and complete copy of the Partnership Agreement, together with all amendments (other than those amendments that simply change the information set forth in Exhibit A attached thereto).

(e)           SCOLP has made available to the Owner and Contributor (by public filing with the SEC or otherwise) a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by its general partner, Sun Communities, Inc. (“SUI”), with the SEC since January 1, 2009 (the "SEC Documents").  The SEC Documents were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by SUI under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder since January 1, 2009. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later SEC Documents filed and publicly available prior to the Contribution Date.  The consolidated financial statements of SUI and SCOLP included in the SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly presented, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of SUI and SCOLP, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of SUI and SCOLP for the periods presented therein.

(f)           The authorized capital stock of SUI and the shares thereof issued and outstanding are as set forth in the SEC Documents as of the dates reflected therein.  All of the outstanding shares of Common Stock of SUI have been duly authorized and validly issued, and are fully paid and nonassessable.

(g)           Except as disclosed in the SEC Documents, there are no claims, actions, suits, arbitrations, inquiries or proceedings pending, or, to the actual knowledge of any executive officer of SUI, threatened, against SUI or SCOLP before any governmental authority that could reasonably be expected to have a material adverse effect on the financial condition, properties, assets, liabilities, business, operations or prospects of SCOLP.

8.2           The provisions of Section 8.1 and all representations and warranties contained therein shall survive the closing of the transaction contemplated herein and the conveyance of the Membership Interests.  All of such representation and warranties shall be deemed to be reaffirmed as of the Contribution Date unless prior to the Closing SCOLP delivers written notice to the contrary to Contributor.

9.           DISCLOSURE BY THE OWNER AND CONTRIBUTOR.

9.1           At all reasonable times from and after the date hereof, the Owner and Contributor shall afford SCOLP and its representatives full and free access to the Project, including, but not limited to, the right to conduct environmental, soil, engineering and other tests and to inspect the mechanical, plumbing and utility systems located at the Project, together with all other aspects of the Project.  Upon the completion of such activities, SCOLP, at its sole expense, shall promptly restore the Project to its former condition in all substantial respects.  At the request of Owner and Contributor, SCOLP shall disclose the results of any environmental testing and inspections, and shall deliver copies of all reports and test results to Owner and Members.  The results of such testing and inspections shall be treated as strictly confidential by SCOLP and the same shall not be disclosed to any third party or governmental entity without the written consent of Owner; provided, however, that such reports and results may be disclosed to SCOLP’s consultants, attorneys, lenders and insurance companies.  SCOLP shall defend, indemnify and hold Owner and Contributor harmless from and against any and all claims, demands, losses, costs and/or liabilities associated with damage or injury to any person, property or the Project caused by or attributable to the actions or negligence of SCOLP and/or its contractors, representatives or other agents while they are on the Project pursuant to this Section or otherwise.  SCOLP shall take the necessary steps to ensure that its contractors and agents have and maintain appropriate insurance policies related to (1) commercial general liability, including contractual liability, and (2) professional errors and omissions liability, including contractors’ pollution liability.  The obligations of SCOLP set forth in this Section 9.1 shall survive the termination of this Agreement or the Contribution Date.

9.2           SCOLP shall have the right, at its expense, to cause its accountant to prepare audited financial statements of the Owner and its operations at the Project for the calendar years ended December 31, 2009 and December 31, 2010, and for the period from January 1, 2011 through the calendar month preceding the Contribution Date, and the Owner and Contributor shall cooperate and assist it all respects with the preparation of the audited financial statements.  Owner and Contributor shall furnish to SCOLP and its accountants all financial and other information in its possession or control to enable such accountants to prepare audited financial statements in conformity with Regulation S-X promulgated by the Securities and Exchange Commission ("SEC") and any registration statement, report or disclosure statement filed with, and any rule issued by, the SEC.  Owner also shall provide a signed representation letter as prescribed by generally accepted auditing standards as promulgated by the Auditing Standards Divisions of the American Institute of Public Accountants which representation letter is required to enable an independent public accountant to render an opinion on such financial statements.

10.            CONDITIONS.

10.1           The obligation of SCOLP to consummate the acquisition of the Membership Interests is expressly conditioned upon the following, each of which constitutes a condition precedent to the obligations of SCOLP hereunder which, if not performed or determined to be acceptable to SCOLP on or before the Contribution Date (unless a different time for performance is expressly provided herein), shall permit SCOLP, at its sole option, to declare this Agreement null and void and of no further force and effect by written notice to Contributor, whereupon none of Contributor, the Owner, the Holding Company nor SCOLP shall have any further obligations hereunder to the other (provided that SCOLP shall have the right to waive any one or all of such conditions):

(a)
On the Contribution Date, title to the Project and the Contributed Membership Interests shall be in the condition required by this Agreement and the Title Company shall be in a position to issue the title policy pursuant to the Commitment.

(b)
The Contributor, Owner and Holding Company shall have complied with and performed all covenants, agreements and conditions on their part to be performed under this Agreement within the time herein provided for such performance.

(c)
The representations, warranties and agreements of Contributor, Owner and the Holding Company contained herein and in all documents and agreements executed pursuant hereto are and shall be true and correct as of the date hereof and as of the Contribution Date in all material respects.

(d)	From and after the date hereof to the Contribution Date, there shall have been no material adverse change in or to the Project, the business conducted thereon, Owner or the Holding Company.

(e)
SCOLP shall have obtained, at its sole cost and expense, a "Phase 1" environmental audit (the "Phase 1 Audit") of the Project reflecting that the Project is free of and does not contain any Hazardous Materials, and otherwise in form and content acceptable to SCOLP.  If the Phase 1 Audit discloses any condition which requires further review or investigation, SCOLP may obtain, at its sole expense, a "Phase 2" environmental audit of the Project which is acceptable in form and content to SCOLP, in its sole discretion, and the Contribution Date shall be extended for an additional thirty (30) days to provide SCOLP with sufficient time to receive, review and approve such Phase 2 environmental audit.

(f)
The holder of the Mortgage shall have by the Contribution Date approved the contribution of the Membership Interests to SCOLP in accordance with the terms hereof, and prior to Closing, the holder of the Mortgage shall have executed and delivered to SCOLP a consent and estoppel certificate (the "Estoppel"), dated not more than ten (10) days prior to the Contribution Date, in a form reasonably acceptable to SCOLP.

(g)
No action, suit, proceeding or investigation shall have been instituted before any court or governmental body, or instituted by any governmental agency, to restrain or prevent consummation of the transactions under this Agreement or which would affect the right of SCOLP to own, operate and control the Holding Company, the Owner or the Project.

10.2           The obligation of Contributor to consummate the contribution of the Membership Interests is expressly conditioned upon the following, each of which constitutes a condition precedent to the obligations of Contributor hereunder which, if not performed or determined to be acceptable to Contributor on or before the Contribution Date (unless a different time for performance is expressly provided herein), shall permit Contributor, at its sole option, to declare this Agreement null and void and of no further force and effect by written notice to the SCOLP, whereupon none of Contributor, the Owner, the Holding Company nor SCOLP shall have any further obligations hereunder to the other (provided that Contributor shall have the right to waive any one or all of such conditions):

(a)	SCOLP shall have complied with and performed all covenants, agreements and conditions on its part to be performed under this Agreement within the time herein provided for such performance.

(b)
The representations, warranties and agreements of SCOLP contained herein and in all documents and agreements executed pursuant hereto are and shall be true and correct as of the date hereof and as of the Contribution Date in all material respects.

(c)	Contributor shall have received the consideration provided in Section 2 above.

(d)	The holder of the Mortgage shall have executed and delivered to Contributor a release of any guarantor thereunder in a form reasonably acceptable to Contributor.

(e)
No action, suit, proceeding or investigation shall have been instituted before any court or governmental body, or instituted by any governmental agency, to restrain or prevent consummation of the transactions under this Agreement.

11.            OPERATION OF PROJECT.

11.1           From and after the date hereof to the Contribution Date, Owner shall: continue to maintain the Project in the ordinary course and shall operate the Project in substantially the same manner as the Project has been operated prior to the date hereof; perform all regular maintenance and repairs with respect to the Project; and not change the operation or status of the Project in any manner reasonably expected to impair or diminish its value; provided, however: (a) no Tenant Lease shall be executed or extended for a term in excess of one year; (b) no Tenant Lease shall be executed or extended at a rental rate that is less than the present rental for such space within the Project; and (c) Owner shall at or prior to the Contribution Date furnish SCOLP with a copy of each new or renewal lease.

11.2           Effective as of the Contribution Date, Owner shall be entitled to terminate the existing manager of the Project and those employees of Owner designated by SCOLP prior to the Contribution Date.  All compensation, fees and payments of any nature whatsoever payable or claimed as a result of the termination of such manager and employees, and all costs associated therewith shall be paid by Owner or Contributor prior to the Contribution Date.  SCOLP and Contributor acknowledge that SCOLP may request the termination of all Owner employees as of the Contribution Date with the understanding that they may be re-hired by Owner after the Contribution Date provided they agree with the terms of employment offered by SCOLP.

12.            DESTRUCTION OF PROJECT.

12.1           In the event any part of the Project shall be damaged or destroyed prior to the Contribution Date, Contributor shall notify SCOLP thereof, which notice shall include a description of the damage and all pertinent insurance information.  If the use or occupancy of the Project is materially affected by such damage or destruction or the cost to repair such damage or destruction exceeds Fifty Thousand Dollars ($50,000.00), SCOLP shall have the right to terminate this Agreement by notifying Contributor within ten (10) days following the date SCOLP receives notice of such occurrence or on the Contribution Date, whichever occurs first, whereupon none of Contributor, Owner, the Holding Company nor SCOLP shall have any further obligation hereunder to each other.  If SCOLP does not elect to terminate this Agreement, or shall fail to timely notify Contributor, prior to the Contribution Date the parties shall take all action necessary to assure Owner's right, title and interest in and to the proceeds of the fire and extended coverage insurance presently carried by or payable to Owner.

13.            CONDEMNATION.

13.1           If, prior to the Contribution Date, either Owner, the Holding Company, Contributor or SCOLP receives or obtains notice that any governmental authority having jurisdiction intends to commence or has commenced proceedings for the taking of any portion of the Project by the exercise of any power of condemnation or eminent domain, or notice of any such taking is recorded among the public records of the State of Michigan or ________ County, and such taking results in a reduction of the number of home sites within the Project or SCOLP determines that such taking will adversely affect the operation of the Project, SCOLP shall have the option to terminate this Agreement by notifying Contributor within ten (10) days following SCOLP's receipt of such notice or on the Contribution Date, whichever is earlier, in which event none of Contributor, Owner, the Holding Company nor SCOLP shall have any other or further liability or responsibility hereunder to the other.  If SCOLP does not elect or does not have the right to terminate this Agreement or shall fail to timely notify Contributor, SCOLP shall close the transaction as if no such notice had been received, obtained or recorded or proceedings commenced, and in such event, any proceeds or awards made in connection with such taking shall be the sole property of Owner, and not Contributor.

14.            DEFAULT.

14.1           In the event Owner or Contributor shall fail to perform any of their obligations hereunder, SCOLP may, at its option and in addition to all other rights available at law or in equity and in addition to all other rights available under the Master Contribution Agreement, terminate this Agreement by written notice delivered to Contributor at or prior to the Contribution Date.

14.2           In the event SCOLP does not elect to terminate this Agreement as permitted herein and the conditions precedent to the obligation of SCOLP to accept the Contributed Membership Interests have been satisfied or waived by SCOLP in writing, and thereafter SCOLP fails to accept the contribution and transfer of the Contributed Membership Interests on the Contribution Date in accordance with the terms of this Agreement, Contributor shall be entitled to terminate this Agreement by written notice delivered to SCOLP at or prior to the Contribution Date.  Neither SCOLP nor any designee, transferee or assignee of SCOLP, nor any officers, directors, shareholders or partners, general or limited, of SCOLP or such designee, transferee or assignee, shall be personally or individually liable with respect to any obligation under this Agreement, all such personal and individual liability, if any, being hereby waived by Owner and Contributor on their behalf and on behalf of all persons claiming by, through or under them.

15.           LIABILITY AND INDEMNIFICATION.

15.1           Except as otherwise specified in Section 9.1, SCOLP does not and shall not assume any liability for any claims arising out of the occurrence of any event or the existence of any condition prior to the Contribution Date with respect to the Project, and except for the liability of Owner under the Mortgage Note, all accounts payable, obligations and liabilities of Owner, accrued or unaccrued, foreseen or unforeseen, contingent or liquidated, incurred as of the Contribution Date or arising out of events or occurrences prior to the Contribution Date (collectively, the "Pre-Contribution Liabilities") shall be the responsibility of, and paid by, Contributor.

15.2           Contributor agrees to indemnify and hold harmless Owner and SCOLP and their respective successors, assigns, constituent members and partners, employees, agents and representatives, from and against any and all claims, penalties, damages, liabilities, actions, causes of action, costs and expenses (including attorneys' fees and costs) arising out of, as a result of or as a consequence of: (a) the Pre-Contribution Liabilities, which include, without limitation, (i) any property damage or injuries to persons, including death, caused by any occurrence at the Project or resulting from Owner's use, possession, operation, repair and maintenance of the Project prior to the Contribution Date, (ii) any breach of the lessor's obligations under the Tenant Leases which occurred prior to the Contribution Date or as a result of Owner not having reserved cash as of the Contribution Date equal to the amount of all security deposits to be held under the Tenant Leases, (iii) any breach of Owner's obligations under the Project Contracts which occurred prior to the Contribution Date, (iv) the termination of the employees of Owner or the manager of the Project on or prior to the Contribution Date pursuant to Section 11.2 hereof, (v) clean up costs and future response costs incurred by Owner or SCOLP under the Environmental Laws as a result of a determination by a court or governmental authority having jurisdiction for events or occurrences prior to the Contribution Date, and (vi) all costs and expenses required to be paid by Contributor under Sections 6.1, 19.1 and/or 20.1;  and (b) any breach by Contributor or Owner of any of their representations, warranties, or obligations set forth herein or in any other document or instrument delivered by Contributor or Owner in connection with the consummation of the transactions contemplated herein.

15.3           From and after the Contribution Date, SCOLP agrees to indemnify, defend and hold harmless Contributor from and against any and all claims, penalties, damages, liabilities, actions, causes of action, costs and expenses (including reasonable attorneys’ fees), arising out of, as a result of or as a consequence of: (i) any breach of the lessor's obligations under the Tenant Leases which occurs subsequent to the Contribution Date; (ii) any breach of  SCOLP's obligations under the Project Contracts assigned to SCOLP at its request which may occur subsequent to the Contribution Date;  (iii) any property damage or injuries to persons, including death, caused by the occurrence of any event at the Project after the Contribution Date or in connection with the SCOLP’s use, possession, operation, repair and maintenance of the Project after the Contribution Date; (iv) any breach by SCOLP of any of its representations, warranties, or obligations set forth herein or in any other document or instrument delivered by the SCOLP in connection with the consummation of the transactions contemplated herein; and (v) any failure by SCOLP to pay costs and expenses required to be paid by SCOLP under Sections 6.1, 19.1 and/or 20.1.

16.           DUE DILIGENCE INVESTIGATION.

16.1           Commencing on the date hereof, SCOLP shall have a period of thirty (30) days (the "Investigation Period") to inspect and investigate all aspects of the Project, the Owner and the Holding Company, including, without limitation, the physical condition of the Project, all items of income and expense arising from the Owner's ownership and operation of the Project, and all documents relating thereto.  At any time prior to the expiration of the Investigation Period and for any reason whatsoever, SCOLP may, at its option and in its sole and absolute discretion, terminate this Agreement by delivery of written notice to Owner, in which event none of Contributor, the Owner, the Holding Company nor SCOLP shall have any further obligations to any other party except as expressly provided herein.

17.           OTHER AGREEMENTS.

17.1           Notwithstanding any provision of this Agreement to the contrary, (a) neither party may exercise any right of termination under this Agreement unless such party or its affiliates also terminate all of the Other Contribution Agreements, and (b) each party who, or whose affiliate, terminates one of the Other Contribution Agreements shall have the right to terminate this Agreement provided that it terminates all of the Other Contribution Agreements, so that a closing must occur under both this Agreement and all of the Other Contribution Agreements, or under none of them.  Any termination of this Agreement pursuant to clause (b) of the preceding sentence shall be effected by written notice to the other party, whereupon no party shall have any further liability to any other party under this Agreement, except as expressly provided herein.

17.2           The provisions of Section 17.1 shall not apply if any of the Other Contribution Agreements is terminated because of a failure of the owner's members to approve the contribution, except that in such event SCOLP may terminate this Agreement by written notice to Contributor not later than the Contribution Date, provided that SCOLP simultaneously terminate all of the Other Contribution Agreements.  In the event of such termination, no party shall have any further liability to any other party under this Agreement, except as expressly provided herein.

17.3           For purposes hereof, “Other Contribution Agreements” shall mean each of the Contribution Agreements (other than this Agreement) entered into by and among SCOLP, affiliates of the Owner and their respective members pursuant to that certain Master Contribution Agreement, dated as of April 1, 2011, by and among Kentland Corporation, Wilbur A. Lettinga, William B. Lettinga, Michael Lettinga, Sun Communities, Inc., and SCOLP (the “Master Contribution Agreement”).

18.            CLOSING.

18.1           Subject to the provisions of Section 5.1 and satisfaction or waiver by SCOLP of the conditions set forth in Section 10.1 hereof, the closing ("Closing") of the transactions contemplated herein shall take place simultaneously with the closing of the transactions provided for in the Other Contribution Agreements at the offices of Jaffe, Raitt, Heuer & Weiss, P.C., 27777 Franklin Road, Suite 2500, Southfield, Michigan 48034 at 10:00 A.M., local time, on a date designated by SCOLP (the "Contribution Date") which is not more than fifteen (15) days after the later of (a) the expiration or written waiver by SCOLP of the Investigation Period or (b) the receipt by SCOLP of the Estoppel in accordance with Section 10.1(f).

18.2           At Closing:

(a)
Contributor shall execute and deliver an Assignment of Membership Interest, transferring all of its Contributed Membership Interests to SCOLP, free and clear of all liens, claims and encumbrances whatsoever.

(b)
SUI and Contributor shall execute and deliver an amendment to the Partnership Agreement and an amendment to the SCOLP certificate of limited partnership reflecting the transactions provided for in this Agreement.

(c)	SCOLP and Contributor shall enter into an amended and restated operating agreement of the Holding Company to provide for the withdrawal of Contributor and the admission of SCOLP as the sole member of the Holding Company in place of Contributor, such operating agreement to be in form and content provided by SCOLP.

(d)	SUI and Contributor shall enter into the Registration Rights Agreement in the form attached to the Master Contribution Agreement.

(e)	SUI and Contributor shall enter into the Registration Rights Agreement in the form attached to the Master Contribution Agreement.

(f)
Contributor shall cause the Commitment referred to in Section 4.1 hereof to be recertified and updated to the Contribution Date, and shall cause the policy of title insurance to be issued to Owner pursuant to such updated Commitment together with such endorsements thereto.

(g)
Owner and Contributor shall deliver to SCOLP a certificate confirming the truth and accuracy of their representations and warranties hereunder, and the Rent Roll, updated to the Contribution Date, shall be certified as true and correct in all respects.

(h)
Contributor shall deliver to Owner and SCOLP to the extent in its possession, originals of: (i) the Tenant Leases, including all amendments thereto and modifications thereof; (ii) all Project Contracts; (iii) all architectural plans and specifications and other documents pertaining to the development of the Project; (iv) certificates of title for all mobile homes and vehicles owned by Owner; and (v) all other documentation currently used in the operation of the Project or Owner.

(i)
Contributor shall deliver to SCOLP an affidavit certifying that it and all persons or entities holding an interest in Contributor are not non-resident aliens or foreign entities, as the case may be, such that Contributor and such interest holders are not subject to tax under the Foreign Investment and Real Property Tax Act of 1980.

(j)
SCOLP shall deliver to Contributor certificates or such other instruments reasonably necessary to evidence that the execution and delivery of this Agreement and all documents to be executed and delivered by SCOLP hereunder, have been authorized by SCOLP and that all persons or entities who have executed documents on behalf of SCOLP in connection with the transaction have due authority to act on their behalf.

(k)
Contributor’s legal counsel shall deliver to SCOLP a legal opinion, in form and substance satisfactory to SCOLP, as to the due authorization, valid execution and enforceability of this Agreement by and against Contributor.

(l)
Contributor, Owner, the Holding Company and SCOLP shall each deliver to the other evidence of payment (or provision for payment) of costs, fees and expenses for which such party is responsible hereunder, and such other documents or instruments as shall reasonably be required by such party, its counsel or the Title Company to consummate the transaction contemplated herein and/or to cause the issuance of the policy of title insurance which, in all events, shall not increase such party's liability hereunder or decrease such party's rights hereunder.

19.            COSTS.

19.1           SCOLP and Contributor shall each be responsible for their own counsel fees and travel expenses.  As provided for herein, Contributor shall pay: (a) the documentary, intangible and transfer taxes, if any, due on the conveyance of the Contributed Membership Interest to SCOLP; (b) all costs, expenses and fees payable to the holder of the Mortgage (including any assumption fees) with respect to the consent to the contribution of the Contributed Membership Interests and the Estoppel required herein; and (c) the title insurance premiums for the policy of title insurance as specified in Section 4.1 hereof.  As provided for herein, SCOLP shall pay: (i) all recording fees; (ii) costs associated with the Surveys and UCC and tax lien searches described in Section 4.3 hereof; and (iii) costs of the Phase I and Phase II Audits and any other costs associated with SCOLP’s inspection of the Project as described in Section 9.1 hereof.

20.            BROKERS.

20.1           SCOLP, Contributor and Owner represent and warrant to each other that the parties making the representation have not dealt with any brokers or finders or created or incurred any obligation for a commission, finder’s fee or similar remuneration in connection with this transaction (except that Owner has retained Robert W. Baird & Co.) and agree to indemnify, warrant and defend each other against and from all liability, loss, damages, claims or expenses, including reasonable attorney fees, arising from the breach or asserted breach of such representation.  Contributor shall be solely responsible for all fees and expenses due to Robert W. Baird & Co. as a result of the transactions contemplated by this Agreement.

21.            ASSIGNMENT.

21.1           Neither SCOLP, Contributor nor Owner shall have the right to assign this Agreement.

22.            CONTROLLING LAW.

22.1           This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Michigan.

23.            ENTIRE AGREEMENT.

23.1            This Agreement (together with the exhibits hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Owner, Contributor and SCOLP with respect to the subject matter hereof.  There is no statement, promise, agreement or obligation in existence which may conflict with the terms of this Agreement or which may modify, enlarge or invalidate this Agreement or any provision hereof.  None of the prior and/or contemporaneous negotiations, preliminary drafts, or prior versions of this Agreement leading up to its execution and not set forth herein shall be used by any of the parties to construe or affect the validity of this Agreement.

24.           AMENDMENTS.

24.1           This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, SCOLP, the Owner, the Holding Company and Contributor.

25.           DESIGNATED REPRESENTATIVE.

25.1           The Owner, the Holding Company and Contributor, on the one hand, and SCOLP, on the other hand, shall each designate at least one representative (“Designated Representative”) who shall have the authority to represent, act for and bind the designating parties.  Any notice or other communication to a Designated Representative in accordance with this Agreement shall constitute notice or communication to the parties whom he represents, and any act or waiver by a Designated Representative shall constitute an act or waiver by the parties whom he represents for all purposes under this Agreement.  By way of illustration and not limitation, each Designated Representative shall have full power and authority, for and on behalf of the parties whom he represents, to: (i) receive notices or service of process, (ii) negotiate, determine, compromise, settle and take any other action permitted or called for by such parties under this Agreement and (iii) to execute and deliver any termination, amendment or waiver to this Agreement. The Owner, the Holding Company and Contributor hereby designate Wilbur A. Lettinga as their Designated Representative and, in the event that Wilbur A. Lettinga is unable or unwilling to so serve, the Owner, the Holding Company and Contributor hereby designate William B. Lettinga as their Designated Representative.

26.            NOTICES.

26.1           All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 26.1):

If to Owner, the Holding Company or Contributor:

Mr. Wilbur A. Lettinga
Kentland Corporation
5625 Prairie Creek Drive, Suite 100
Caledonia, Michigan 49316
Fax: (616) 554-3694

With a required copy to:

Rhoades McKee
161 Ottawa Avenue NW, Suite 600
Grand Rapids, Michigan 49503
Attn: Mr. Thomas P. Hogan

Fax: (616) 233-5269

If to SCOLP:

Mr. Gary A. Shiffman
Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, Michigan 48034
Fax: (248) 208-2645

With a required copy to:

Jaffe, Raitt, Heuer & Weiss, P.C.
27777 Franklin Road, Suite 2500
Southfield, Michigan 48034
Attn: Mr. Arthur A. Weiss
Fax: (248) 351-3082

27.            BINDING.

27.1           The terms hereof shall be binding upon and shall inure to the benefit of the parties hereto, their successors, transferees and assigns.

28.            PARAGRAPH HEADINGS.

28.1           The captions in this Agreement are inserted for convenience of reference and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

29.            SURVIVAL AND BENEFIT.

29.1           Except as otherwise expressly provided herein, each agreement, representation or warranty made in this Agreement by or on behalf of either party, or in any instruments delivered pursuant hereto or in connection herewith, shall survive the Contribution Date and the consummation of the transactions provided for herein.

29.2           The covenants, agreements and undertakings of each of the parties hereto are made solely for the benefit of, and may be relied on only by, the other parties hereto, their transferees and assigns, and are not made for the benefit of, nor may they be relied upon, by any other person whatsoever.

29.3           This Agreement shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that Contributor, SCOLP, and Owner have contributed substantially and materially to the preparation of this Agreement.

30.           COUNTERPARTS.

30.1           This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Copies (whether photostatic, facsimile or otherwise) of this Agreement may be made and relied upon to the same extent as an original.

31.           FURTHER ASSURANCES.

31.1           From time to time after the Contribution Date, Contributor, SCOLP and Owner shall execute and deliver or cause to be executed and delivered, such further instruments and documents, and shall do or cause to be done such further acts and things as may reasonably be requested by another party hereto with respect to the transactions contemplated herein.

[Signatures on next page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

OWNER:

____________________ LLC, a Michiganlimited liability company

By:
Name: Wilbur A. LettingaTitle: Manager

HOLDING COMPANY:

____________________HOLDING COMPANY#1, LLC, a Michigan limited liability company

By:
Name: Wilbur A. Lettinga
Title: Manager

CONTRIBUTOR:

____________________HOLDING COMPANY#2, LLC, a Michigan limited liability company

By:
Name: Wilbur A. Lettinga
Title: Manager

SCOLP:

SUN COMMUNITIES OPERATING LIMITEDPARTNERSHIP, a Michigan limited partnership

By:           Sun Communities, Inc., General Partner

By:
Name:
Title:

EXHIBIT D

List of Assumed Debt Documents

Apple Carr Village Mobile Home Park LP
Multifamily Note
Multifamily Mortgage
Assignment of Multifamily Mortgage, Assignment of Rents and Security Agreement
Assignment of Collateral Agreements and other Loan Documents
Replacement Reserve and Security Agreement
Agreement to Amend or Comply

Brookside Village Mobile Home Park LP
Multifamily Note
Multifamily Mortgage
Assignment of Multifamily Mortgage, Assignment of Rents and Security Agreement
Assignment of Collateral Agreements and other Loan Documents
Replacement Reserve and Security Agreement
Agreement to Amend or Comply

Cider Mill Village Mobile Home Park LP
Second Note Rider (Term Note)
Amendment No. 1 to Subordination Agreement
Mortgage Amendment
Copy of Closing Book from Mortgage Modification (2003)
Loan Agreement
Promissory Note 2/1/03
Mortgage Amendment
Term Loan Note and Agreement

Country Hills Village Mobile Home Park LP
Second Note Rider (Term Note)
Amendment No. 1 to Subordination Agreement
Copy of Closing Book from Mortgage Modification (2003)
Loan Agreement
Promissory Note 2/1/03
Partial Mortgage Release
Mortgage Amendment

Country Meadows Village Mobile Home Park LLC
Amended and Restated Term Loan Agreement
Amended and Restated Note 6/1/10
Amended and Restated Mortgage
Environmental Indemnification and Release
$5,400,000 Noted dated 12/12/03
Mortgage dated 7/1/02

1

Dutton Mill Village LP
Multifamily Note
Multifamily Mortgage
Assignment of Multifamily Mortgage, Assignment of Rents and Security Agreement
Assignment of Collateral Agreements and other Loan Documents
Replacement Reserve and Security Agreement
Agreement to Amend or Comply

Hickory Hills Village Limited Partnership
Multifamily Note
Multifamily Mortgage
Assignment of Multifamily Mortgage, Assignment of Rents and Security Agreement
Replacement Reserve and Security Agreement
Assignment of Management Agreement
Agreement to Amend or Comply
Management Agreement

Hidden Ridge an RV Community LLC
Forbearance Agreement, July 10, 2010
Promissory Note; First Rider; Second Rider; Third Rider; Fourth Rider
Subordination Agreement

Holiday West Village Mobile Home Park LP
Agreement to Amend or Comply
Assignment of Management Agreement
Certificate of Authority and Corporate Documents
Mortgage Loan Certificate
Multifamily Mortgage
Multifamily Note
Replacement Reserve and Security Agreement

Leisure Village Mobile Home Park
Promissory Note Secured by Mortgage
Future Advance Mortgage
Assignment and Conveyance (Bridger Commercial Funding)
Assignment and Conveyance (Bank of America)
Blanket Assignment of Contracts, Agreements and Licenses
Environmental Indemnity Agreement
Pledge of Deposit Accounts
Post Closing Agreement
Certificate Regarding Special Purpose Entity
Promissory Note Secured by Mortgage
Post Closing Agreement
Agreement for Disbursement Prior to Recording
Pledge of Deposit Accounts
Blanket Assignment of Contracts, Agreements and Licenses
Exhibit A to Financing Statement
Environmental Indemnity Agreement
Future Advance Mortgage

2

Oak Island Village Mobile Home Park
Fannie Mae Multifamily Deal Management Waivers
Multifamily Note
Multifamily Mortgage
Assignment of Multifamily Mortgage, Assignment of Rents and Security Agreement
Assignment of Collateral Agreements and other Loan Documents
Replacement Reserve and Security Agreement
Agreement to Amend or Comply

Orchard Hills Village Mobile Home Park LP
First Note Rider (Term Note No. 2)
First Note Rider (Term Note)
Amendment No. 1 to Subordination Agreement
Copy of Closing Book from Mortgage Modification (2003)
    Loan Agreement
    Promissory Note 2/1/03
    Mortgage Amendment

Pinebrook Village Mobile Home Park, Inc.
Multifamily Note
Multifamily Mortgage
Assignment of Multifamily Mortgage, Assignment of Rents and Security Agreement
Assignment of Collateral Agreements and other Loan Documents
Replacement Reserve and Security Agreement
Agreement to Amend or Comply
Complete/Repair and Security Agreement
Assignment of Management Agreement
Indemnification Agreement
Post Closing Agreement

Southwood Village Mobile Home Park II
Multifamily Note
Multifamily Mortgage
Assignment of Multifamily Mortgage, Assignment of Rents and Security Agreement
Replacement Reserve and Security Agreement
Assignment of Management Agreement
Agreement to Amend or Comply

Sycamore Village Mobile Home Park LP
Multifamily Note
Multifamily Mortgage
Assignment of Multifamily Mortgage, Assignment of Rents and Security Agreement
Replacement Reserve and Security Agreement
Assignment of Management Agreement
Agreement to Amend or Comply

3

Tamarac Village Mobile Home Park LP
Land Lease
Multifamily Note
Multifamily Mortgage
Assignment of Multifamily Mortgage, Assignment of Rents and Security Agreement
Assignment of Collateral Agreements and other Loan Documents
Replacement Reserve and Security Agreement
Agreement to Amend or Comply

Warren Dunes Village MHP LLC
Promissory Note Secured by Mortgage
Future Advance Mortgage
Absolute Assignment of Rents and Leases
Assignment and Conveyance under Master Mortgage Loan Purchase Agreement of 2/23/99
Assignment and Conveyance of Future Advance Mortgage
Security Agreement
Blanket Assignment of Contracts, Agreements and Licenses
Environmental Indemnity Agreement
Letter re: Pledge of Deposit Accounts
Post Closing Agreement

Waverly Shores Village Mobile Home Park LP
Multifamily Note
Multifamily Mortgage
Assignment of Multifamily Mortgage, Assignment of Rents and Security Agreement
Assignment of Collateral Agreements and other Loan Documents
Replacement Reserve and Security Agreement
Agreement to Amend or Comply

Windsor Woods Village Mobile Home Park LP
Multifamily Note
Multifamily Mortgage
Assignment of Multifamily Mortgage, Assignment of Rents and Security Agreement
Assignment of Collateral Agreements and other Loan Documents
Replacement Reserve and Security Agreement
Agreement to Amend or Comply
Indemnification Agreement
Assignment of Management Agreement

4

EXHIBIT F

PROPERTY MANAGEMENT AND LEASING AGREEMENT

THIS PROPERTY MANAGEMENT AND LEASING AGREEMENT (this “Agreement”) is made as of this ____ day of _________________, 2011 between SUN ACQ LLC, a Michigan limited liability company (“Agent”), and WEST OLIVE ESTATES MOBILE HOME PARK, LLC, a Michigan limited liability company (“Owner”).

RECITALS

A.         Owner is the owner of certain property known as West Olive Village, described on Exhibit “A” attached hereto, including, without limitation, land, easements, buildings, structures, improvements, manufactured home sites, fixtures attached to or used at the property, parking, facilities, walkways, ramps, machinery, equipment, goods, licenses, permits and franchises issued with respect to the use, occupancy, maintenance or operation or the property, and all other items and rights now or hereafter belonging to Owner and used in any manner and in relation thereto (collectively, the “Property”).

B.         Owner desires (i) to engage Agent to perform the property management and leasing services more particularly described in this Agreement, and (ii) to appoint Agent as managing agent for the Property, and Agent desires to accept such engagement and appointment, all upon and subject to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, Owner and Agent agree as follows:

1.                      Appointment of Agent. Owner hereby appoints Agent as the exclusive managing and leasing agent for the Property, and Agent hereby accepts such appointment, each upon and subject to the terms and conditions set forth in this Agreement.  Agent shall be deemed to be an independent contractor and no partnership or joint venture relationship between Owner and Agent is created or is intended by this Agreement.

2.                      Effective Date; Term.  Except as otherwise set forth in Section 7 herein, this Agreement shall commence on the date hereof and continue for one (1) year; provided, however, that this Agreement shall not be effective until such time as Owner’s secured lender consents to this Agreement.   Agent shall have the option to extend the term of this Agreement for four (4) additional one (1) year terms by providing written notice of such election to Owner no later than sixty (60) days prior to the expiration of the current term.

3.                      Agent's Duties and Powers as Managing Agent.

(a)                      General Scope.  Agent shall manage, coordinate and supervise the proper conduct of the ordinary and usual business and affairs pertaining to the operation, maintenance and management of the Property (all such activities being hereinafter collectively referred to as “Management Activities”), consistent with good industry practice.  Agent shall have such responsibilities, and shall perform and take, or cause to be performed or taken, all such services and actions customarily performed or taken by managing agents of property of similar nature, location and character to that of the Property as shall be necessary or advisable for the proper conduct of the Management Activities, including, without limitation, the duties and powers set forth in subsections (b) through (j) below, with due diligence and care to the extent required, permitted or not prohibited by any applicable law.  Unless otherwise specifically provided in this Agreement, all services and actions which Agent is required or permitted to perform or take, or cause to be performed or taken, under this Agreement in connection with the Management Activities shall be performed or taken, as the case may be, for and on behalf of Owner and at Owner ’s sole expense including, without limitation, Agent’s travel expenses, Agent’s on-site personnel, including the property manager, and Agent's contracting with third parties for certain services as provided for herein.

(b)                      Rent and Collections.  Agent shall use commercially reasonable efforts to collect from all persons and/or entities occupying or using space in the Property (individually a “Tenant” and collectively “Tenants”) all fixed, based or minimum rent and all other amounts payable by such Tenants, including, without limitation, taxes and electricity or other utility services, if applicable (all such fixed, base or minimum rents and other amounts, if any, being sometimes hereinafter collectively referred to as “Rent”) under their respective leases or license, occupancy or similar agreements (individually a “Lease” and collectively “Leases”), and in connection therewith, shall prepare and deliver to Tenants all “late payment,” default and other appropriate notices, requests, bills, demands and statements, including notices of taxes, electricity and other utility services increases.  Agent may, at Owner’s sole cost and expense, retain counsel, collection agencies and such other persons and firms as Agent shall deem appropriate or advisable, to enforce by legal action the rights and remedies of Owner against any Tenant in default in the performance of its obligations under the Lease.  In the event a portion of any Rent received by Agent represents such Tenant’s installment payment towards its manufactured home, unless the applicable installment note indicates otherwise, Agent shall apply such Rent first towards the installment payment for the home, with any remainder to be applied as set forth below.  Each month, Agent shall apply the Rent so collected and any and all other revenue pertaining to the Property from whatever source (together with Rent, “Property Revenue”) as follows:

(i)                      First, to the payment of all operating and other expenses incurred in connection with the Property which are not otherwise payable by third parties, including, but not limited to, all expenses incurred by Agent in performing its obligations under this Agreement, the cost of maintaining the Property, any and all repair, maintenance and other obligations under any Lease, the cost of all operation, maintenance, improvement, protection, preservation, display, marketing, leasing or other activities on or with respect to the Property, including without limitation, real estate taxes, insurance premiums and assessments (collectively, the “Operating Expenses”).  In the event that Property Revenue collected for any month is insufficient to pay that month’s Operating Expenses in full, Agent may provide such funds as necessary to cover the Operating Expenses shortfall.  Any funds advanced by Agent for Operating Expense shortfalls will accrue interest at a rate equal to ___% per annum until repaid and will be considered indebtedness owing from Owner to Agent, whether or not such indebtedness is evidenced by a promissory note.

(ii)                      Next, to the payment of the debt service obligations of Owner to ____________, as Lender, under that certain [Loan Agreement][Mortgage] dated __________ [(the “Loan Agreement”)][(the “Mortgage”)].

(iii)                      Next, to the payment of the Management Fees to Agent pursuant to the provisions of Section 6 of this Agreement, including any accrued and unpaid Management Fees.

(iv)                      Next, to the establishment of such reserves as Agent shall deem necessary for the benefit of the Property in its sole and absolute discretion.

(v)                      The remainder, if any, to Owner.

(c)                      Employees.

(i)                      To the extent Agent deems necessary for the conduct of the Management Activities, Agent shall hire personnel who, in each instance, shall be employees of Agent.  The wages and benefits of any personnel hired by Agent shall be paid as provided in subsection (b) above.  Agent shall direct and supervise all personnel hired by Agent in the performance of their duties and shall discharge all personnel whose employment Agent shall determine to be unnecessary or undesirable.  Agent shall use all reasonable efforts to minimize duplication of services among its employees and to avoid overtime whenever reasonably possible.  Agent shall use due care in the selection of personnel it employs to perform the Management Activities.

(ii)                      Agent shall (A) pay all wages and other benefits properly payable to the employees hired by Agent under subsection 3(c)(i) above, (B) maintain adequate payroll records, (C) remit to the proper authorities all required income and social security withholding taxes, unemployment insurance payments, workmen's compensation payments and such other amounts with respect to the wages and other benefits payable to such employees as may be required under applicable laws, together in each case with all required reports or other filings, and (D) obtain, maintain and administer all medical, disability and other insurance benefits and other fringe benefits as may from time to time be required under any union or other agreements or arrangements pertaining to Agent's employment, as the case may be, of such personnel.

(d)                      Professionals and Contractors.  To the extent Agent deems necessary in connection with the Management Activities, Agent shall (i) identify and enter into contracts with architects, engineers, accountants, attorneys, tradesmen and other independent contractors qualified to perform services at the Property, and (ii) supervise the administration, and monitor the performance, of all work to be performed and services to be rendered under all such contracts.  Agent shall use due care in the selection of all such contracts.  Agent shall use due care in the selection of all such professionals and other independent contractors.

(e)                      Maintenance.

(i)                      Agent shall cause the Property, including common areas thereof, sidewalks, signs, parking lots and landscaping, to be maintained in good and safe condition.  In connection with such maintenance obligations, Agent shall be permitted to use the equipment and vehicles owned by Owner and located on the Property and Owner shall reimburse Agent in connection with any costs incurred by Agent to provide insurance for such equipment.

(ii)                      To the extent of the capacity of all equipment and systems located in or servicing the Property, Agent shall cause all such equipment and systems to be operated effectively and maintained in good repair.  Further, Agent shall cause to be provided or made available to Tenants those services which Owner is required to provide or to make available under Leases.

(iii)                      Agent shall enter into such service and maintenance contracts as Agent shall deem necessary or appropriate for the operation and maintenance of the Property, including, but not limited to, the equipment and systems located in or servicing the Property, contracts for utilities, telephone service, landscape maintenance, rubbish removal, fuel, security, food vending and vermin extermination.  Agent shall purchase in reasonable quantities and at reasonable prices all supplies, materials, tools and equipment which Agent shall deem necessary or appropriate for the proper operation and maintenance of the Property.

(f)                      Supervision of Tenants.

(i)                      Agent shall plan and coordinate the moving in and moving out of Tenants in the Property in order to insure a minimum of disturbance to the operation of the Property and to other Tenants then occupying or preparing to occupy space in the Property.

(ii)                      Agent shall receive and use all reasonable efforts to attend to and resolve any complaints, disputes or disagreements by or among Tenants.

(iii)                      Agent shall take commercially reasonable steps to cause the Tenants’ compliance with the terms and provisions of their respective Leases.

(iv)                      Agent may terminate tenancies, evict Tenants and recover possession of premises occupied by them, and sue in Owner's name to recover Rents and other sums due.

(g)                      Insurance.  Owner [or Agent] shall procure and maintain in full force and effect at all times insurance coverage to adequately protect Owner and the Property, which shall be (i) in compliance with the terms of the [Loan Agreement][Mortgage] and (ii) at the expense of Owner. Pursuant to Section 2(b), Agent shall pay all premiums for such insurance coverage as part of Operating Expenses.  Additionally, Agent agrees and covenants to carry at all times Workers' Compensation and Employers' Liability coverages at Owner’s expense (except with respect to Agent's officers and directors and Agent's home office employees which shall be at Agent's expense) and, upon request, to provide Owner with evidence of same (each of which shall if possible name Owner as an insured).

(h)                      Advertising - Public Relations.  Agent may, but shall not be required to, hire such advertising services, place such advertisements and generally supervise and attend to all promotional matters pertaining to the operation of the Property as Agent shall deem advisable.

(i)                      Compliance.  Agent shall take or cause to be taken all such appropriate actions in and about or affecting the Property as Agent shall deem advisable to comply with all legal requirements applicable to the Property.

Agent may, without Owner’s prior written approval, take or cause to be taken any such actions without limitation as to cost if failure to do so would or might, in Agent's reasonable judgment, expose Owner or Agent to criminal liability.  Agent and Owner shall each promptly notify the other of any violation, order, rule or determination affecting the Property of any governmental authority or agency.

Agent shall take or cause to be taken all such appropriate actions in and about or affecting the Property as Agent shall deem advisable to comply with all terms and conditions contained in any ground lease, space lease, mortgage, deed of trust or other security instrument affecting the Property.

4.                      Agent's Duties and Powers as Leasing Agent.

(a)                      Duties.  Agent shall use all reasonable efforts, consistent with normal and customary practices in the manufactured home leasing business, to negotiate and consummate Leases for all space in the Property available for rent from time to time, at rentals and upon such other terms and conditions as shall be consistent with the relevant market for the Property, as reasonably determined by Agent.  Owner acknowledges that Agent and its affiliates owns, manages and operates other manufactured home communities in the vicinity of the Property.

(b)                      Powers.  Subject to the terms and conditions of this Agreement, Agent shall have the power to:

(i)                      negotiate on behalf of Owner, on such terms as may be designated by Owner to Agent from time to time, with respect to the rental of space at the Property, the extension or renewal of existing Leases and the modification or termination of Leases and other agreements pertaining to all of the above;

(ii)                      prepare or cause to be prepared, using Agent’s form of Lease, all new Leases and modifications or terminations of existing Leases; and

(iii)                      authorize or provide for advertisements and other promotional activities, including, leasing plans and signs and circular matter, contemplated under the marketing and promotional program developed by Owner.

5.                      Books, Accounts, Records and Remittances.

(a)                      Books and Records.  Agent shall establish and maintain such books of account, records and other documentation pertaining to the operation and maintenance of the Property as Agent determines are customarily maintained by managing agents of Property similar in location and size to that of the Property. Owner and any representative of Owner shall have the right to inspect such records and audit any and all statements during all business hours, and make photocopies of same at Owner’s expense and such right of inspection, audit and photocopying shall survive the expiration or termination of this Agreement.

(b)                      Operating Accounts.  Agent shall open and maintain an account or accounts separate from Agent's personal account (collectively, “Operating Accounts”), as Agent shall deem necessary, in a banking institution or institutions designated from time to time by Agent.  Agent shall deposit in the Operating Accounts all funds collected by Agent under this Agreement, and shall make withdrawal from the Operating Accounts, pursuant to subsection 3(b) above.

(c)                      Security Deposits.  If and when required by law and/or Lease, Agent shall deposit in separate accounts approved by Owner all security deposits, if any, of Tenants.

(d)                      Monthly Reports.  Agent shall prepare and deliver to Owner, not later than the twenty-fifth (25th) day after the end of each month, monthly reports setting forth detailed statements of income and collections, expenses and disbursements, balances of the Operating Accounts.

(e)                      Year-End Reports.  As soon as practicable after the end of each Operating Year but in no event later than one hundred twenty (120) days after the end of each Operating Year, Agent shall prepare and deliver to Owner detailed statements of all receipts, expenses and charges pertaining to the operation and maintenance of the Property during the preceding Operating Year.  Owner shall be responsible for the preparation of its own federal, state and local tax returns, including income and informational tax returns.

6.                      Compensation - Management Fees.  Owner shall pay Agent as Agent's management fee (the “Management Fee”) for its performance of the Management Activities an amount equal to six percent (6%) of the Property Revenue actually collected by or for the account of such Owner in each calendar month, or proportion thereof, during the term of this Agreement. Such fee shall be payable monthly, on or about the 10th day of each calendar month, based upon Property Revenue actually collected during the immediately preceding month, and in accordance with subsection 3(b) above.  Owner shall also be responsible for paying each month any accrued and unpaid Management Fees from prior months.

7.                      Default - Termination.

(a)                      Right to Terminate.  At any time during the term of this Agreement, Agent shall have the right to terminate this Agreement if that certain Option Agreement of even date herewith between Agent and Owner, is either terminated or the Owner is in default under the terms and conditions of such Option Agreement.

(b)                 Termination.  This Agreement shall terminate if:

(i)                      the Property is sold, disposed of, transferred or is condemned or acquired by eminent domain; or

(ii)                      Agent files a petition for bankruptcy, reorganization or arrangement under any statute, or makes an assignment for the benefit of creditors, or takes advantage of any insolvency statute.

(iii)                      Agent is in default of any of its obligations under this Agreement, which such default remains uncured for a period of thirty (30) days following receipt by Agent of written notice from Owner of such default, or for such longer period as may be reasonably necessary to cure the default if Agent is diligently pursing a cure of such default.

(iv)                      Owner is in default of its obligations under this Agreement, which such default remains uncured for a period of thirty (30) days following receipt by Owner of written notice from Agent of such default, or for such longer period as may be reasonably necessary to cure the default if Agent is diligently pursuing a cure of such default.

(c)                      Survival of Obligations.  Upon the expiration or termination of this Agreement, (i) Owner’s appointment of Agent hereunder shall cease and terminate and, except as otherwise specifically provided hereunder, Owner and Agent shall have no further obligation or liability to the other, (ii) Agent shall no longer have any authority to represent Owner or take or cause to be taken any actions on Owner’s behalf and (iii) Owner shall pay Agent all fees payable to Agent hereunder which shall have accrued through the date of termination.  The provisions of this Section shall survive any such expiration or termination.

8.                      No Encumbrance; Cooperation.  Owner agrees that during the term of this Agreement, neither Owner nor Agent shall, absent mutual consent:  (a) permit any liens to be placed upon the Property; or (b) grant any easements, rights of way, surface oil or mineral rights, or other encumbrances.  Owner and Agent will, if required, or deemed reasonably necessary or desirable by both Owner and Agent, join and assist in the preparation and/or filing by Agent, the execution of all permits, applications, and other written requests, reports and documents, including, but not limited to, rezoning and site plan approval applications for easements, tax splits, challenges to or reduction of real estate taxes and any other documents necessary for Agent’s use of the Property, and appear at zoning and site plan approval hearings.  Owner agrees not to hinder or object to any site plan approval applications submitted by or on behalf of Agent.

9.                      Indemnification.

(a)                      Scope.  Owner, jointly and severally, shall indemnify, defend and hold harmless Agent, its principals, officers, directors, shareholders, partners, employees and agents (individually and collectively, the “Owner’s Indemnitees”) from and against all liabilities, claims, suits, damages, judgments, costs and expenses of whatever nature, including reasonable counsel fees and disbursements incurred by reason of or arising out of any injury to or death of any person(s), damage to property, loss or use of any property or otherwise in connection with the performance by Agent of Agent's obligations under this Agreement.  Owner shall not be required to indemnify, hold harmless or reimburse Owner’s Indemnitees with respect to any matter arising out of Agent's, Agent's officers' and/or directors' or employees' gross negligence, willful misconduct or fraud.  Agent shall indemnify, defend and hold harmless Owner and its principals, officers, directors, shareholders, partners, employees and agents (individually and collectively, the “Agent's Indemnitees”) from and against all liabilities, claims, suits, damages, judgments, costs and expenses of whatever nature, including reasonable counsel fees and disbursements, to which the Agent's Indemnitees may become subject by reason of or arising: (a) from claims made by employees hired by Agent in connection with the Property; or (b) out of Agent’s gross negligence, willful misconduct or fraud.  Agent shall not be required to indemnify, hold harmless or reimburse Agent’s Indemnitees with respect to any matter arising out of Owner’s, Owner’s officers’, directors’, members’ or employees’ gross negligence, willful misconduct or fraud.

(b)                      Conditions.  The obligation of Owner or Agent to indemnify, hold harmless and reimburse the other party under subsection 9(a) above are subject to the condition that the other party shall not take or fail to take any actions, including the prompt notification of the indemnitor or an admission of liability, which would bar Owner or Agent, as the case may be, from enforcing any applicable coverage under policies of insurance or would prejudice any defense of Owner or Agent, as the case may be, in any appropriate legal proceedings pertaining to any such matter or otherwise prevent Owner or Agent, as the case may be, from defending itself with respect to any such matter.

(c)                      Survival.  The provisions of this Section 9 shall survive the expiration and any termination of this Agreement.

(d)                      Release from Liability.  Each party hereby releases the other in respect of any claim (including a claim for negligence) that it might otherwise have against the other party for loss, damage or destruction with respect to its property by fire or other casualty occurring during the term of this Agreement if, and to the extent, covered under the fire insurance policy covering the Property or any other insurance policy carried by Owner or Agent.  Owner and Agent shall be named insureds under the fire and extended coverage, rent insurance and “all risk” insurance covering the Property, as well as any other insurance carried by Owner or Agent in respect of the Property.

10.                      Timely Performance.  Owner and Agent shall each perform all of their respective obligations under this Agreement in a proper, prompt and timely manner.  Each shall furnish the other with such information and assistance as the other may from time to time reasonably request in order to perform its responsibilities hereunder.  Owner and Agent each shall take all such actions as the other may from time to time reasonably request and otherwise cooperate with the other so as to avoid or minimize any delay or impairment of either party’s performance of its obligations under this Agreement.

11.                      Assignment.

(a)                      Agent’s Permissible Assignments.  Agent may assign this Agreement or delegate its responsibilities hereunder to any of its affiliates.  Further, Agent may assign this Agreement or delegate its responsibilities hereunder as a part of any sale of all or substantially all of its assets.  Agent shall not otherwise assign this Agreement or delegate its responsibilities hereunder, except as contemplated by this Agreement, without the prior written consent of Owner, which consent shall not be unreasonably withheld or delayed.

(b)                      Owner’s Permissible Assignment.  Owner shall not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Agent which consent may be withheld by Agent for any reason.

(c)                      Assumption and Release.  Each permitted assignee of this Agreement shall agree in writing to personally assume, perform and be bound by all of the terms, covenants, conditions and agreements contained in this Agreement, and thereupon the assignor of this Agreement shall be relieved of all obligations hereunder except those which shall have accrued prior to the effectiveness of such assignment.

12.                      Notices.  Any and all notices or other communications given under this Agreement shall be deemed duly served (i) when personally served; (ii) three (3) days after deposited in the U.S. certified mail, return receipt requested; (iii) upon receipt if sent by telephone facsimile with fax acceptance sheet verifying receipt; or (iv) one (1) day after being sent via “overnight” courier service, addressed to the parties at the following address:

(a)                      If to Agent, to:                                           Sun
27777 Franklin Road, Suite 200
Southfield, Michigan  48034
Attn:  Gary A. Shiffman
Fax No. (248) 208-2646

- with a required copy to:

Jaffe, Raitt, Heuer & Weiss, P.C.
27777 Franklin Road, Suite 2500
Southfield, Michigan  48034
Attn:  Arthur A. Weiss
Fax No. (248) 351-3082

(b)                      If to Owner, to:                                West Olive Estates Mobile Home Park, LLC
5625 Prairie Creek Drive, Suite 100
Caledonia, Michigan 49316
Attn: Wilbur A. Lettinga
Fax No. (616) 554-3694

-with a required copy to:

Rhoades McKee
161 Ottawa Avenue NW, Suite 600
Grand Rapids, Michigan 49503
Attn: Thomas P. Hogan
Fax No. (616) 233-5269

Any party may change its address for the giving of notices under this Agreement by delivering to the other party ten (10) days' written notice of such change of address.

13.                      Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Michigan.

14.                      Compliance with the Law.  Agent, in fulfilling its obligations under this Agreement, shall comply with all applicable law, and shall act solely in the interest of Owner, and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with the like aims.

15.                      Government Orders.  In the event that any governmental agency, authority or department should order the repair, alteration or removal of any structure or matter in the Property and if after written notice of the same to Owner by such body or by Agent, Owner fail to authorize Agent or others to make such repairs, alterations or removal, Agent shall be released from any responsibility in connection therewith, and Owner shall be answerable to such body for any and all penalties and fines whatsoever imposed because of such failure on Owner’s part.

16.                      Miscellaneous.  This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.  This Agreement may not be modified, amended or terminated, nor may any term or provision hereof be waived or discharged, except by instrument signed by Owner and Agent.  All of the terms of this Agreement, whether so expressed or not, shall be binding upon the respective successors and permitted assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.  If any of the provisions of this Agreement shall to any extent be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.  The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any references in this Agreement to any one gender, masculine, feminine or neuter, includes the other two, and the singular includes the plural, and vice versa, unless the context otherwise requires.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized officers as of the day and year first above written.

AGENT:

SUN ACQ LLC,
a Michigan limited liability company

By:

Its:

OWNER:

WEST OLIVE ESTATES MOBILE HOME PARK, LLC, a Michigan limited liability company

By:

Its:

EXHIBIT A

(Legal Description)

EXHIBIT G

OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”) is made and entered into this   day of _____________, 2011, by and between WEST OLIVE ESTATES MOBILE HOME PARK, LLC, a Michigan limited liability company (“Grantor”), and SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership (“Holder”).

RECITALS:

A.           Grantor is the owner of certain parcels of real property located in West Olive, Michigan, containing 663 licensed manufactured home sites, commonly known as West Olive Village, as more fully described in Exhibit "A" attached hereto (the "Land"), together with the buildings, structures, improvements and manufactured home sites on, above or below the Land, and all fixtures attached to, a part of or used in connection with the improvements, structures, buildings and manufactured home sites, and the parking, facilities, walkways, ramps and other appurtenances relating to the Land (collectively the "Improvements").

B.           Grantor is and on the Closing Date will be the owner of all machinery, equipment, goods, vehicles and other personal property (collectively, the "Personal Property") which is or from time to time will be located at or useable in connection with the ownership or operation of the Land and Improvements. The Personal Property does not include manufactured homes owned by tenants of the Project (as defined below).

C.           The Land, the Improvements, and the Personal Property, together with all of Grantor’s right, title and interest in and to all licenses, permits and franchises issued with respect to the use, occupancy, maintenance or operation of the Land and Improvements, the maximum number of land divisions as permitted under the Land Division Act (formerly the Subdivision Control Act of 1967), all right, title and interest, if any, of Grantor in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining the Land to the center line thereof, and in and to any and all easements appurtenant to the Land, including, but not limited to, privileges or rights of way over adjoining premises inuring to the benefit of the Land, or the fee owner thereof, and together with all rights of use, air, mineral and subsurface rights, servitudes, licenses, tenements, hereditaments and appurtenances now or hereafter belonging to the foregoing are hereinafter sometimes collectively referred to as the "Project".

D.           Grantor desires to grant to Holder and Holder desires to obtain from Grantor the option to acquire the Project, upon and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the premises, and the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Grant of Option; Option Fee. For the payment of the Option Fee (as defined below) and other good and valuable consideration, Grantor hereby irrevocably grants to Holder the exclusive option (the "Option") to purchase the Project, upon the terms and subject to the conditions contained herein. In consideration of the grant of the Option, on the date of this Agreement, Holder has delivered to Grantor the sum of $600,000.00 in immediately available funds (the “Option Fee”). Grantor hereby acknowledges receipt of the Option Fee.

2. Option Term.  The initial term of the Option shall commence on the date hereof and, unless terminated earlier pursuant to the terms hereof, shall expire on the first anniversary of the date hereof (as such period may be extended below, the “Option Term”). Holder in its sole discretion may extend the Option Term for four successive additional one-year periods by delivering to Grantor not later than 60 days prior to the expiration of the then-current Option Term (a) written notice of such election to extend the Option Term, and (b) the sum of $100,000.00 (each, an “Extension Fee”) in immediately available funds. Holder shall be under no obligation to extend the Option Term or to pay any Extension Fee. At any time from and after the date hereof, Holder may terminate this Option upon written notice to Grantor, in which event this Agreement shall be null and void and of no further force or effect and Grantor shall retain the Option Fee and any Extension Fees paid to Grantor.

3. Exercise of Option.  Holder may exercise the Option at any time during the Option Term by tendering written notice of such exercise (the “Exercise Notice”) to Grantor. The Exercise Notice shall set forth the closing date (the "Closing Date") of the purchase and sale of the Project.

4. Purchase Agreement. Promptly after delivery of the Exercise Notice, Grantor and Holder shall diligently and expeditiously pursue the execution of a definitive purchase agreement (the "Purchase Agreement") embodying the relevant terms set forth in this Agreement. The purchase price payable for the Project under the Purchase Agreement (the “Purchase Price”) shall be Holder’s assumption of all unpaid principal, interest and other amounts outstanding under the mortgage loan encumbering the Project as of the Closing Date. The Purchase Agreement otherwise shall be on terms substantially similar to those included in the form of Contribution Agreement attached as Exhibit C to that certain Master Contribution Agreement, dated  as of April 1, 2011, by and among Sun Communities, Inc., Holder, Kentland Corporation, Wilbur A. Lettinga, William B. Lettinga and Michael Lettinga (except that the Purchase Agreement will reflect a sale of assets rather than a sale of equity interests) and shall contain such other terms and provisions as are customary or appropriate in connection with the purchase and sale of assets such as the Project, including, without limitation, that Grantor pays all loan assumption fees.

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5. Closing.  The closing of the purchase and sale of the Project shall take place on the Closing Date, at such place as shall be mutually agreed to by the parties.  At the closing, Grantor and Holder shall execute and deliver, or cause to be executed and delivered, to the other party such other documents and instruments as may be required by the terms of the Purchase Agreement or as may be reasonably requested by such other party to effect the purchase and sale of the Project.

6. Exclusivity. During the Option Term, Grantor shall not, directly or indirectly, sell, assign, transfer, pledge, encumber or otherwise dispose of the Project or any portion of the Project. Any purported transfer in violation of this Agreement shall be ineffective.

7. Right of Entry; Due Diligence.  Holder shall during the Option Term be entitled to enter upon the Project to make such surveys, tests, or studies as Holder may deem necessary to determine the suitability of the Project for Holder’s intended use; provided, however, that all such activity shall be (i) conducted in a manner that will cause no damage to the Project, (ii) performed at the expense of Holder; and (iii) subject to the rights of tenants and other persons in possession of the Project. Holder shall be responsible for any injury or damage to anyone or anything resulting from such entry upon the Project. During the Option Term Grantor shall fully cooperate with Holder and shall make available to Holder and its accountants, attorneys and other representatives, all records, books of account, documents and information which Holder may from time to time request in connection with Holder’s due diligence investigation of the Project.

8. Acknowledgment Regarding Manufactured Homes and MH Contracts. An affiliate of Holder has purchased from an affiliate of Grantor certain manufactured homes located at the Project (the “Homes”) and certain promissory notes, installment loan agreements and installment sales contracts secured by certain manufactured homes located at the Project (the “MH Contracts”). Holder acknowledges and agrees that at any time during or after the Option Term, the owner of the Homes shall be entitled to remove the Homes from the Project and the owner of the MH Contracts shall be entitled to enforce its rights under the MH Contracts in accordance with the terms of the MH Contracts, including, without limitation, by repossessing or foreclosing upon a manufactured home securing each MH Contract in the event of a default and thereafter removing such manufactured home from the Project.

9. Grantor’s Default.  In the event the Grantor shall fail to perform any of its obligations hereunder, Holder shall be entitled to: (i) terminate this Agreement by written notice delivered to the Grantor, and pursue all remedies available hereunder and under applicable law; or (ii) obtain specific performance of the terms and conditions hereof.

10. Time is of the Essence.  Time is of the essence with respect to this Agreement.

11. Controlling Law.  This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Michigan.

12. Entire Agreement.  This Agreement and the Exhibits attached hereto constitute the entire agreement between the parties hereto with respect to the transaction herein contemplated.  Any modification or amendment to this Agreement shall be effective only if in writing and executed by each of the parties hereto.

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13. Paragraph Headings. The captions in this Agreement are inserted for convenience of reference and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

14. Assignment. The Agreement may not be assigned by either party hereto without the prior written consent of the other party; provided, however, that Holder may assign this Agreement without Grantor’s consent, to any entity that controls, is controlled by, or is under common control with Holder.

15. Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 15):

If to Grantor:

Mr. Wilbur A. Lettinga
Kentland Corporation
5625 Prairie Creek Drive, Suite 100
Caledonia, Michigan 49316
Fax: (616) 554-3694

With a required copy to:

Rhoades McKee
161 Ottawa Avenue NW, Suite 600
Grand Rapids, Michigan 49503
Attn: Mr. Thomas P. Hogan
Fax: (616) 233-5269

If to Holder:

Mr. Gary A. Shiffman
Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, Michigan 48034
Fax: (248) 208-2645

With a required copy to:

Jaffe, Raitt, Heuer & Weiss, P.C.

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27777 Franklin Road, Suite 2500
Southfield, Michigan 48034
Attn: Mr. Arthur A. Weiss
Fax: (248) 351-3082

16. Binding Effect.  The covenants, agreements and undertakings of each party hereto shall be binding upon and shall inure to the benefit of such party and its successors and permitted assigns. The covenants, agreements and undertakings of each of the parties hereto are made solely for the benefit of, and may be relied on only by, the other parties hereto, their transferees and permitted assigns, and are not made for the benefit of, nor may they be relied upon, by any other person whatsoever.

17. Nature of Relationship.  Nothing contained in this Agreement, or any act or action of Grantor and Holder shall be deemed or construed by any of those parties, or by any third person, to create any relationship or third-party beneficiary, principal and agent, limited or general partnership, or joint venture, or any other joint association or relationship involving the parties hereto except that of optionor and optionee.

18. Severability and Interpretation.  The invalidity of any article, section, subsection, clause or provision of this Agreement shall not affect the validity of the remaining articles, sections, subsections, clauses or provisions hereof.  In case any provision of this Agreement or any agreement or instrument executed in connection herewith shall be invalid, illegal or unenforceable, such provision shall be enforced to the fullest extent permitted by applicable law, and the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.  This Agreement shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Holder and Grantor have contributed substantially and materially to the preparation of this Agreement.

19. Counterparts.                                This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Copies (whether photostatic, facsimile or otherwise) of this Agreement may be made and relied upon to the same extent as an original.

20. Recording of Option.  Holder shall have the right to record with the appropriate recording office a Memorandum of Option reflecting Holder’s interest in the Land and the Project.  Grantor shall join in and execute such document upon request by Holder.

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IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the day and year first above written.

GRANTOR:

WEST OLIVE ESTATES MOBILE HOMEPARK, LLC, a Michigan limited liability company

By:
Name: ____________________________________Title: _____________________________________

HOLDER:

SUN COMMUNITIES OPERATING LIMITEDPARTNERSHIP, a Michigan limited partnership

By:           Sun Communities, Inc., General Partner

                           By:
                           Name:
                           Title:

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EXHIBIT A

Legal Description

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EXHIBIT H

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is made and entered into as of ________________, 2011 (the “Execution Date”), by WILBUR A. LETTINGA, WILLIAM B. LETTINGA, and MICHAEL LETTINGA (collectively, “Covenantors”) in favor of SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership (“Purchaser”).  Capitalized terms used but not otherwise defined in this Agreement will have the meanings assigned to such terms in the Master Contribution Agreement (as defined below).

Recitals:

A.           Covenantors, Kentland Corporation, Purchaser and Sun Communities, Inc. entered into a Master Contribution Agreement, dated as of April 1, 2011 (the “Master Contribution Agreement”).

B.           Each Covenantor is in possession of and may come into possession of or have access to Confidential Information (as defined below) with respect to the Business (as defined below).

C.           The execution and delivery of this Agreement is a condition precedent to Purchaser’s obligation to consummate the transactions contemplated by the Master Contribution Agreement.

Agreements:

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.           Restrictive Covenant.  Each Covenantor covenants and agrees, for the benefit of Purchaser, and its current and future subsidiaries, parents, affiliates, successors and assigns (collectively, the “Protected Parties”), that, without first obtaining the express written consent of Purchaser, such Covenantor, for himself or for any other person, corporation, partnership, limited liability company, association, trust, firm or other enterprise, either as a principal, stockholders, partner, member, agent, employee, contractor, manager, director, officer or in any other capacity, shall not, either directly or indirectly:

(a)           for three (3) years from the Execution Date (the “Covenant Period”), be employed by or engage in the business of developing, owning, operating, leasing, managing, financing or selling manufactured home communities and/or manufactured homes (collectively, the “Business”), or any facet of the Business, within fifty (50) miles of any of the Communities or within fifteen (15) miles of any other existing manufactured home community of the Protected Parties that has 100 or more sites (including any potential expansion sites) (the “Area of Non-Competition”); provided, however, that Covenantors may continue to own and operate the West Olive Estates Mobile Home Park located in West Olive, Michigan;

(b)           during the Covenant Period, have any interest in, assist in any manner or in any capacity, make any loan to, or be associated with (whether as a shareholder, partner, member, associate, owner, lender, investor, supplier, distributor, employee, independent contractor, consultant, agent or otherwise) any corporation, partnership, limited liability company, association, trust, firm or other enterprise which is engaged in the Business, or any facet of the Business, anywhere within the Area of Non-Competition; provided, however, that (i) Covenantors may continue to own and operate the West Olive Estates Mobile Home Park located in West Olive, Michigan, and (ii) Covenantors may invest in any publicly-held corporation engaged in the Business if Covenantors’ aggregate investment does not exceed 1% in value of the issued and outstanding capital stock of such entity; or

(c)           during the Covenant Period, solicit, induce or attempt to solicit or induce any employee or independent contractor of any Protected Party to (i) leave the employment of or terminate his, her or its contractual relationship with such Protected Party, or (ii) enter into an employment or a contractual relationship with Covenantors or any entity in which either Covenantor has any interest whatsoever.

2.           Judicial Modification of Covenants.  The parties intend that the covenants set forth in Section 1 above shall be deemed to be a series of separate covenants, one for each and every political subdivision of each state, province and county in the Area of Non-Competition.  Covenantors acknowledge and agree that the covenants set forth in Section 1 above are reasonable and valid in geographical and temporal scope and in all other respects.  If any court determines that any covenant set forth in Section 1 above, or any portion of any such covenant, is invalid or unenforceable, the remainder of the covenants set forth in Section 1 above shall not be affected and shall be given full force and effect, without regard to the invalid covenant or the invalid portion.  If any court determines that any covenant set forth in Section 1 above, or any portion of any such covenant, is unenforceable because of its duration or geographic scope, such court shall have the power to reduce such duration or scope, as the case may be, and enforce such covenant or portion in such reduced form.  The parties intend to and hereby confer jurisdiction to enforce the covenants set forth in Section 1 above upon the courts of any jurisdiction in which either Covenantor is alleged to have committed an act in violation of any of the covenants contained here. If the courts of any one or more of such jurisdictions hold the covenants set forth in Section 1 above, or any portion of such covenants, unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the right of Purchaser to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions.

3.           Confidentiality.  Each Covenantor acknowledges and agrees that he shall treat all Confidential Information (as defined below) in a confidential manner, not use any Confidential Information for his own or a third party’s benefit and not communicate or disclose, orally or in writing, any Confidential Information to any person, either directly or indirectly, under any circumstances without the prior written consent of Purchaser.  Each Covenantor further agrees that he will promptly return (or destroy if it cannot be returned) to Purchaser all written or other tangible evidence of any Confidential Information and any memoranda with respect thereto which are in his possession or under his control upon Purchaser’s request for the return of such items.  For the purposes of this Agreement, the term “Confidential Information” shall include any and all confidential or proprietary information concerning any aspect of the business or affairs of the Protected Parties, including, without limitation, all financial information and all information relating to products, services, trade secrets, ideas, concepts, inventions, business plans, intellectual property, software, product samples, product specifications, customers, process information, formulas, test results, drawings, projections and forecasts..  Notwithstanding the foregoing, information shall not be deemed to be Confidential Information if it is generally known and publicly available, without the fault of either Covenantor and without the violation by any person of a duty of confidentiality or any other duty owed to any Protected Party.
4.           Equitable Relief.  Covenantors acknowledge that a violation of this Agreement would result in irreparable harm to Purchaser and that damages would be an inadequate remedy.  Therefore, Covenantors agree that, in the event of any actual or threatened breach by Covenantors of this Agreement, Purchaser shall be entitled (in addition to any other remedy that may be available, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of the Agreement, and (b) an injunction restraining such actual breach or threatened breach.   Covenantors agree that Purchaser will not be required to post bond or other similar security in seeking such relief. If a court of competent jurisdiction finally determines that a Covenantor has breached this Agreement, in addition to and not in lieu of any other remedies available in connection with any suit at law or in equity, Purchaser shall be entitled to collect from Covenantors any reasonable attorneys’ fees and costs incurred in bringing any action to enforce the terms of this Agreement against Covenantors, as well as any attorneys’ fees and costs for the collection of any judgments in favor of Purchaser arising out of this Agreement.

5.           Contractual Remedies Not Exclusive.  Covenantors acknowledge and agree that the remedies provided for in this Agreement are cumulative and are intended to be and are in addition to any other remedies available to Purchaser, either at law or in equity.

6.           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

7.           Assignment and Benefit.  This Agreement is personal to Covenantors and may not be assigned by them; provided, however, Purchaser may assign this Agreement in connection with a sale of all or substantially all of its equity interests or assets.  This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and permitted assignees.

8.           Governing Law.  This Agreement is governed by, and construed in accordance with, the laws of the State of Michigan.

9.           Amendment.  This Agreement may not be modified except by written instrument executed by each of the parties.

10.           Construction.  The parties acknowledge that each of them has equally participated in the final wording of this Agreement.  Accordingly, the parties agree that this Agreement shall be construed equally against each party and shall not be more harshly construed against a party by reason of the fact that a particular party's counsel may have prepared this Agreement.  All notices to be delivered under this Agreement shall be delivered in accordance with Section 12 of the Master Contribution Agreement.

11.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. In the execution of this Agreement, facsimile or scanned and emailed manual signatures shall be fully effective for all purposes.

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IN WITNESS WHEREOF, the parties have executed this Non-Competition Agreement as of the date first written above.

COVENANTORS:

WILLBUR A. LETTINGA

WILLIAM B. LETTINGA

MICHAEL LETTINGA

PURCHASER:

SUN COMMUNITIES OPERATING LIMITEDPARTNERSHIP, a Michigan limited partnership

By:	Sun Communities, Inc., a Maryland corporation, General Partner

           By:

           Its: